                                                                   EXHIBIT 10.7


                     AMENDED AND RESTATED JOINT VENTURE AGREEMENT

                             DELTA BEVERAGE GROUP, INC.

                                         AND

                           POYDRAS STREET INVESTORS L.L.C.



                          EFFECTIVE DATE: SEPTEMBER 3, 1992

                                  Page 1                           Exhibit 10.7

                                  TABLE OF CONTENTS

                                                                       PAGE

ARTICLE 1    DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE 2    ORGANIZATION . . . . . . . . . . . . . . . . . . . . . . . .  5
     2.1     Formation. . . . . . . . . . . . . . . . . . . . . . . . . .  5
     2.2     Name . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
     2.3     Principal Office . . . . . . . . . . . . . . . . . . . . . .  5
     2.4     Purposes and Powers. . . . . . . . . . . . . . . . . . . . .  5
     2.5     Limitation on Business Activities. . . . . . . . . . . . . .  5
     2.6     Term of Joint Venture. . . . . . . . . . . . . . . . . . . .  5

ARTICLE 3    JOINT VENTURE CAPITAL AND DISTRIBUTIONS. . . . . . . . . . .  6
     3.1     Contributions; Mandatory Loans; Priority Profit Interest . .  6
     3.2     Additional Funds . . . . . . . . . . . . . . . . . . . . . .  7
     3.3     Failure to Make Mandatory Loans. . . . . . . . . . . . . . .  7
     3.4     Expenses Incurred and Services Performed Not Contribution. .  9
     3.5     No Interest, Withdrawal or Return of
             Contributions. . . . . . . . . . . . . . . . . . . . . . . .  9
     3.6     Loans to the Joint Venture by the Venturers. . . . . . . . .  9
     3.7     Capital Accounts . . . . . . . . . . . . . . . . . . . . . .  9
     3.8     Allocation of Items of Joint Venture Income, Gain, Loss,
             Deduction and Credit . . . . . . . . . . . . . . . . . . . .  9
     3.9     Distributions. . . . . . . . . . . . . . . . . . . . . . . . 11
     3.10    Priority Profit Interest . . . . . . . . . . . . . . . . . . 11

ARTICLE 4    MANAGEMENT OF THE JOINT VENTURE. . . . . . . . . . . . . . . 12
     4.1     Management Committee and Powers. . . . . . . . . . . . . . . 12
     4.2     Action by Management Committee . . . . . . . . . . . . . . . 13
     4.3     Authority of Managing Venturer . . . . . . . . . . . . . . . 13
     4.4     Limitations on Authority of Managing Venturer and the
             Management Committee . . . . . . . . . . . . . . . . . . . . 14
     4.5     Nominee Names. . . . . . . . . . . . . . . . . . . . . . . . 15
     4.6     Liability and Indemnity of Management Committee and
             Managing Venturer. . . . . . . . . . . . . . . . . . . . . . 15
     4.7     Authority to Bind Other Venturers. . . . . . . . . . . . . . 16
     4.8     Procedure for Asserting Right to Indemnification . . . . . . 16
     4.9     Venturers or Affiliates Dealing with Joint Venture . . . . . 17
     4.10    Devotion of Time and Other Activities Not Restricted . . . . 17
     4.11    Access . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

ARTICLE 5    JOINT VENTURE EXPENSES; REIMBURSEMENT. . . . . . . . . . . . 17
     5.1     Joint Venture Expenses . . . . . . . . . . . . . . . . . . . 17
     5.2     Managing Venturer's Fees and Expenses. . . . . . . . . . . . 18
     5.3     Reimbursement to Venturers . . . . . . . . . . . . . . . . . 19

                                                                 Exhibit 10.7

ARTICLE 6    BOOKS AND RECORDS; REPORTS TO PARTNERS . . . . . . . . . . . 19
     6.1     Books and Records. . . . . . . . . . . . . . . . . . . . . . 19
     6.2     Financial Statements . . . . . . . . . . . . . . . . . . . . 19
     6.3     Tax Returns and Information. . . . . . . . . . . . . . . . . 20
     6.4     Other Reports. . . . . . . . . . . . . . . . . . . . . . . . 21
     6.5     Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . 21

ARTICLE 7    PLEDGES, TRANSFERS, WITHDRAWALS. . . . . . . . . . . . . . . 21
     7.1     Pledges; Security Interest in Favor of Venturers . . . . . . 21
     7.2     Transfer by Venturers. . . . . . . . . . . . . . . . . . . . 21
     7.3     Sale of Interest to Other Venturer(s). . . . . . . . . . . . 22
     7.4     Effect of Attempted Transfer; Withdrawals Generally. . . . . 23
     7.5     Tax Allocation Adjustments; Distribution After Transfer. . . 23
     7.6     Section 754 Election . . . . . . . . . . . . . . . . . . . . 24

ARTICLE 8    DURATION AND TERMINATION OF THE JOINT VENTURE. . . . . . . . 24
     8.1     Event of Termination . . . . . . . . . . . . . . . . . . . . 24
     8.2     Winding-Up . . . . . . . . . . . . . . . . . . . . . . . . . 25
     8.3     Events of Default. . . . . . . . . . . . . . . . . . . . . . 27

ARTICLE 9    REPRESENTATIONS AND WARRANTIES OF SEVEN-UP . . . . . . . . . 28
     9.1     Good Standing; Power . . . . . . . . . . . . . . . . . . . . 28
     9.2     Authorization. . . . . . . . . . . . . . . . . . . . . . . . 28
     9.3     No Breach. . . . . . . . . . . . . . . . . . . . . . . . . . 28
     9.4     Title. . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     9.5     Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . 28
     9.6     No Violations. . . . . . . . . . . . . . . . . . . . . . . . 29
     9.7     No Litigation. . . . . . . . . . . . . . . . . . . . . . . . 29
     9.8     Representations and Warranties . . . . . . . . . . . . . . . 29

ARTICLE 10   REPRESENTATIONS AND WARRANTIES OF DELTA. . . . . . . . . . . 30
     10.1    Good Standing; Powers; Capital Stock . . . . . . . . . . . . 30
     10.2    Authorization. . . . . . . . . . . . . . . . . . . . . . . . 30
     10.3    No Breach. . . . . . . . . . . . . . . . . . . . . . . . . . 30
     10.4    Title. . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     10.5    Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . 31
     10.6    No Violations. . . . . . . . . . . . . . . . . . . . . . . . 31
     10.7    No Litigation. . . . . . . . . . . . . . . . . . . . . . . . 31
     10.8    Representations and Warranties . . . . . . . . . . . . . . . 32

ARTICLE 11   COVENANTS OF THE VENTURERS . . . . . . . . . . . . . . . . . 32
     11.1    Offer of Re-employment . . . . . . . . . . . . . . . . . . . 32
     11.2    Bottling and Canning Requirements. . . . . . . . . . . . . . 32
     11.3    Opinions of Counsel. . . . . . . . . . . . . . . . . . . . . 33
     11.4    Required Consents. . . . . . . . . . . . . . . . . . . . . . 33
     11.5    Right of First Refusal . . . . . . . . . . . . . . . . . . . 33

                                  Page ii                   Exhibit 10.7

     11.6    Consent of the Joint Venture for Certain Actions of Delta. . 34
     11.7    Payment of Transfer Fees and Taxes . . . . . . . . . . . . . 34
     11.8    Effort; Cooperation. . . . . . . . . . . . . . . . . . . . . 34

ARTICLE 12   MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . 34
     12.1    Waiver of Partition. . . . . . . . . . . . . . . . . . . . . 34
     12.2    Modification; Waivers. . . . . . . . . . . . . . . . . . . . 34
     12.3    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . 35
     12.4    Severability . . . . . . . . . . . . . . . . . . . . . . . . 35
     12.5    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     12.6    Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     12.7    Governing Law. . . . . . . . . . . . . . . . . . . . . . . . 37
     12.8    Successors and Assigns . . . . . . . . . . . . . . . . . . . 37
     12.9    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . 37
     12.10   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     12.11   Construction . . . . . . . . . . . . . . . . . . . . . . . . 37
     12.12   Property Rights. . . . . . . . . . . . . . . . . . . . . . . 37
     12.13   Confidentiality. . . . . . . . . . . . . . . . . . . . . . . 37
     12.14   Further Actions. . . . . . . . . . . . . . . . . . . . . . . 38
     12.15   Trademarks and Trade Names . . . . . . . . . . . . . . . . . 38
     12.16   Force Majeure. . . . . . . . . . . . . . . . . . . . . . . . 38
     12.17   Arbitration. . . . . . . . . . . . . . . . . . . . . . . . . 38


                                   LIST OF EXHIBITS


Exhibit A. . . . . . . . . . . . . . . . . . . . . .24 Parish Geographic Area
Exhibit B. . . . . . . . . . . . . . . . . . . . . . . . . .Excluded Products


                                  LIST OF SCHEDULES


Schedule A . . . . . . . . . . . . . . Delta Contributed Assets and Liabilities
Schedule A1. . . . . . . . . . . . . . .Assets and Liabilities Retained by DBGI
Schedule B . . . . . . . . . . . . .Seven-Up Contributed Assets and Liabilities
Schedule B1. . . . . . . . . . . . .Assets and Liabilities Retained by Seven-Up
Schedule C . . . . . . . . . . . . . Exceptions to Marketable Title of Seven-UP
Schedule D . . . . . . . . . . . . . . .Exceptions to Marketable Title of Delta
Schedule E . . . . . . . . . . . . . . . . . . . . . . . .Contracts of Seven-UP
Schedule F . . . . . . . . . . . . . . . . . . . . . . . . . Contracts of Delta
Schedule G . . . . . . . . . . . . . . . . . . . . . . . .Employees of Seven-Up
Schedule H . . . . . . . . . . . . . . . . . . . . . . . . . Employees of Delta


                                  Page iii                   Exhibit 10.7

                     AMENDED AND RESTATED JOINT VENTURE AGREEMENT

          THIS AMENDED AND RESTATED JOINT VENTURE AGREEMENT (the "Agreement"), effective as of September 3, 1992 (the "Effective Date") and entered into on February 1, 1995, is entered into by and between Delta Beverage Group, Inc., a Delaware corporation ("DBGI") and Poydras Street Investors L.L.C., a Louisiana limited liability company ("Poydras").

                                W I T N E S S E T H :

          WHEREAS, Delta Beverage of Louisiana, Inc., a Delaware corporation ("Delta") was a subsidiary of DBGI and was merged into and with DBGI on or about December 31, 1994; and

          WHEREAS, The Seven-Up/Royal Crown Bottling Company of Louisiana, Inc., a Delaware corporation ("Seven-Up"), changed its name to Poydras Street Investors, Inc., and then was merged into and with Poydras on or about December 27, 1993; and

          WHEREAS, Delta and Seven-Up have, pursuant to certain beverage franchise or distribution agreements covering all or substantially all of the twenty-four (24) parish geographic area around New Orleans and Baton Rouge, Louisiana as set forth on EXHIBIT A hereto (the "Area"), engaged in the business of bottling, manufacturing and distributing various beverage products in the Area; and

          WHEREAS, prior to the Effective Date, DBGI transferred to Delta all leases for real estate servicing the Area; all owned or leased distribution or marketing related personal property servicing the Area, including related equipment in DBGI's distribution centers located in the Area; all beverage franchise and distribution agreements relating to the bottling, manufacturing, marketing, sale and distribution of Initial Products (as such term is hereinafter defined) in the Area; cash in the amount of $10,000; and any and all other assets which DBGI has utilized to bottle and/or distribute Initial Products in the Area, all as set forth on SCHEDULE A hereto; except those assets being retained by DBGI which are set forth on SCHEDULE A1 hereto (all such transferred assets being sometimes referred to hereinafter as the "Delta Assets"); and

          WHEREAS, Delta and Seven-Up entered into an agreement on the Effective Date, subject to the provisions of an unwind agreement (the "Unwind Agreement") dated the same date, thereby forming a joint venture (the "Joint Venture") for the purpose of conducting the business of bottling, manufacturing and distributing the products bottled and/or distributed by each in the Area as of the Effective Date, other than those products set forth on EXHIBIT B hereto (the "Initial Products"), and further for the purpose of engaging in the business of bottling, manufacturing and/or distributing such other products as the Joint Venture may, from time to time, decide to bottle, manufacture and/or distribute (the "Additional Products") (the Initial Products and the Additional Products being sometimes referred to hereinafter as the "Products"), and Delta and Seven-Up on the Effective Date agreed to modify the terms of the Joint Venture pursuant to the terms of a restated joint venture agreement and further agree to waive the conditions of the Unwind Agreement; and

                                                              Exhibit 10.7

          WHEREAS, DBGI and Poydras desire to enter into this amended and restated joint venture agreement (the "Agreement"); and

          WHEREAS, DBGI and Poydras believe that a joint business effort between them dedicated to the bottling, manufacture and/or distribution of the Products in the Area will be of mutual benefit and that substantial economic returns may be gained by each through their cooperative efforts and undertakings herein.

          NOW, THEREFORE, in consideration of the foregoing, of the mutual promises, agreements and covenants of the parties contained herein, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, it is agreed as follows:

                                       ARTICLE 1

                                     DEFINITIONS

          As used in this Agreement, the following terms have the meanings assigned to them in this Article 1 (except as otherwise expressly provided) and include the plural as well as the singular. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles ("GAAP"):

          AFFILIATE: With respect to any Person, (a) any Person directly or indirectly controlling, controlled by or under common control with, such Person; (b) any officer, director, employee or partner of such Person or its Affiliates; and (c) if such Affiliate is an officer, director or partner of a company or partnership, any company or partnership for which such person acts in any such capacity. As used herein, "control" shall mean the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          AFFILIATED CORPORATION: With respect to DBGI and its Affiliates, any corporation more than fifty percent (50%) of the voting stock of which is owned, directly or indirectly, by DBGI; with respect to Poydras and its Affiliates, any corporation more than fifty percent (50%) of the voting stock of which is owned, directly or indirectly by Poydras.

          AREA: The twenty-four (24) parish geographic area around New Orleans and Baton Rouge, Louisiana, as set forth on EXHIBIT A hereto; provided, however that the Venturers intend to either surrender all territories in all franchise agreements contributed to the Joint Venture which are outside of the twenty-two (22) parishes covered by the Pepsi-Cola and Seven-Up franchises or to have such additional parishes serviced by other distributors.

          BANKRUPTCY: The "Bankruptcy" of a Venturer shall be deemed to have occurred upon the happening of any of the following:

          (a) The valid appointment of a receiver or trustee to administer all or a substantial portion of a Venturer's assets or a Venturer's Interest in the Joint Venture;


                                  Page 2                       Exhibit 10.7

          (b) The filing by a Venturer of a voluntary petition for relief under the Bankruptcy Code or of a pleading in any court of record admitting in writing its inability to pay its debts as they become due;

          (c) The making by a Venturer of a general assignment for the benefit of creditors;

          (d) The filing by a Venturer of an answer admitting the material allegations of, or its consenting to or defaulting in answering, a petition for relief filed against it in any proceeding under the Bankruptcy Code; or

          (e) The entry of an order, judgment or decree by any court of competent jurisdiction granting relief against a Venturer in a proceeding under the Bankruptcy Code or appointing a receiver or a trustee for all or a substantial portion of the assets of a Venturer, and such order, judgment or decree continuing unstayed and in effect for a period of ninety (90) days after such entry.

          COMPLYING VENTURER:  As defined in Section 3.3.

          DEFAULT LOAN RATE:  As defined in Section 3.3(b).

          FAIR MARKET VALUE: As to any property, the price at which a willing seller would sell and a willing buyer would buy such property having full knowledge of the facts, in an arm's-length transaction without time constraints, and without being under any compulsion to buy or sell. Fair Market Value with respect to any property shall, without duplication of deduction, be reduced by the amount of all liabilities relating to such property and which the buyer will assume or subject to which the buyer will take the property. Any determination of Fair Market Value hereunder shall be agreed to by all Venturers, provided that if any Venturer so elects, such determination shall be conclusively established by independent appraisal in the manner specified in Section 7.3.

          INTEREST: As to each Venturer, such Venturer's equity interest in the Joint Venture as specified in this Agreement.

          IRS CODE: The Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes to the Internal Revenue Code of 1986.

          MANAGEMENT COMMITTEE:  As defined in Section 4.1.

          MANAGING VENTURER: DBGI, unless and until replaced by the unanimous vote of the Management Committee, and except as set forth in
Section 3.3(d) of this Agreement.

          MANDATORY LOAN:  As defined in Section 3.2.

          MANDATORY LOAN RATE:  As defined in Section 3.2.

          PERSON: An individual, corporation, association, partnership, trust or other entity.

                                  Page 3                       Exhibit 10.7

          PRIORITY PROFIT INTEREST:  As defined in Section 3.10.

          PRODUCTS: The products to be bottled, manufactured and/or distributed by the Joint Venture.

          REFUSING VENTURER:  As defined in Section 3.3.

          REFUSING VENTURER LOAN:  As defined in Section 3.3(b).

          RESERVE PLANT: The plant owned by DBGI and located in Reserve, Louisiana, which plant shall not be subject to the Joint Venture's option to purchase or lease certain owned real estate of the Venturers pursuant to
Section 3.1(c); provided, however, that DBGI and Delta entered into a supply contract (the "Supply Contract") pursuant to which Delta was entitled to require DBGI to supply the Joint Venture with its bottling and canning requirements on a net cost basis as more fully set forth in Section 11.2 of this Agreement.

          SHARING PERCENTAGE: The Sharing Percentage of DBGI shall be fifty percent (50%) and the Sharing Percentage of Poydras shall be fifty percent (50%).

          VENTURER: Poydras and DBGI and any other Person hereafter admitted to the Joint Venture in accordance with the terms hereof, but excluding any Person that ceases to be a Venturer in accordance with the terms hereof.

          VENTURER LOAN RATE:  As defined in Section 3.6.

                                      ARTICLE 2

                                     ORGANIZATION

          2.1 FORMATION. The Joint Venture shall constitute a general partnership pursuant to the Louisiana Uniform Partnership Law, La. Rev. Stat. Section Section 2801 - 48 (the "Act"), for the purposes and on the terms set forth herein.

          2.2 NAME. The business of the Joint Venture shall be conducted under the name "The Pepsi-Cola/Seven-Up Beverage Group of Louisiana" and under such name and/or other names and variations thereof as the Managing Venturer may deem necessary or appropriate to comply with the requirements of any jurisdiction in which the Joint Venture may elect to do business. The Venturers will use their best efforts to take the actions required to comply with the partnership laws, assumed name acts, fictitious name acts or similar statutes in effect in each jurisdiction or political subdivision in which the Joint Venture proposes to do business, and the Venturers agree to execute appropriate documents requested by the Managing Venturer in connection with said actions.

          2.3 PRINCIPAL OFFICE. The principal place of business of the Joint Venture shall be located at 333 Edwards Avenue, Harahan, Louisiana 70123, or at such other place as the Managing Venturer may from time to time designate.

                                  Page 4                       Exhibit 10.7

          2.4 PURPOSES AND POWERS. The purpose and business of the Joint Venture shall be to bottle, manufacture, market, sell and/or distribute the Products in the Area. In furtherance of its purposes, the Joint Venture shall have the power to borrow funds for such purposes and to mortgage or otherwise encumber any or all of the Joint Venture's assets; to undertake and carry on all activities necessary or advisable in connection with or in furtherance of its business; and to have and exercise all of the powers now or hereafter conferred by the laws of the State of Louisiana on partnerships formed under the laws of that state; provided, however, that no such power shall be exercised if it would result in a breach of any provision of this Agreement.

          2.5   LIMITATION ON BUSINESS ACTIVITIES.  Except as set forth in
Section 2.4, or as may be otherwise authorized by the Venturers, the Joint Venture shall engage in no other business.

          2.6 TERM OF JOINT VENTURE. The term of the Joint Venture commenced upon the Effective Date, and shall continue until its dissolution in accordance with the provisions of Article 8.

                                      ARTICLE 3

                       JOINT VENTURE CAPITAL AND DISTRIBUTIONS

          3.1 CONTRIBUTIONS; MANDATORY LOANS; PRIORITY PROFIT INTEREST. Each Venturer has made the following contributions to the Joint Venture:

          (a) On or prior to the Effective Date, Delta contributed to the Joint Venture the Delta Assets except that (i) to the extent that such assets were not transferable to the Joint Venture, Delta contributed instead the entire economic benefits of such assets to the Joint Venture (the "Delta Beverage Rights"), and such assets were held in trust by Delta for the sole benefit of the Joint Venture; and (ii) the assets retained by DBGI as set forth on SCHEDULE A1 hereto were not being contributed by Delta (all such Delta Assets contributed by Delta shall sometimes be referred to hereinafter as the "Delta Contributed Assets"). Upon the contribution of the Delta Contributed Assets, the Joint Venture assumed and agreed to pay, perform and discharge the obligations and liabilities of Delta (i) which are set forth on SCHEDULE A hereto; and (ii) which accrue from and after the Effective Date hereof under those contracts set forth on SCHEDULE F hereto. No other obligations or liabilities of Delta or DBGI were assumed by the Joint Venture.

          (b) On or prior to the Effective Date, Seven-Up contributed to the Joint Venture all leases for real estate servicing the Area; all owned or leased distribution or marketing related personal property servicing the Area, including related equipment in Seven-Up's distribution centers located in the Area; all beverage franchise and distribution agreements relating to the bottling, manufacturing, marketing, sale and distribution of Initial Products in the Area, provided that to the extent that such assets were not transferable to the Joint Venture, Seven-Up contributed instead the entire economic benefits of such assets to the Joint Venture (the "Seven-Up Beverage Rights"), and such assets were held in trust by Seven-Up for the sole benefit of the Joint Venture; cash in the amount of $10,000; and

                                  Page 5                       Exhibit 10.7
any and all other assets which Seven-Up had utilized to bottle and/or distribute Initial Products in the Area, all as set forth on SCHEDULE B hereto; except those assets retained by Seven-Up as set forth on SCHEDULE B1 hereto, which excluded assets shall include, without limitation, the RC Cola franchise agreement (all such assets contributed by Seven-Up shall sometimes be referred to hereinafter as the "Seven-Up Contributed Assets"). Upon the contribution of the Seven-Up Contributed Assets, the Joint Venture assumed and agreed to pay, perform and discharge the obligations and liabilities of Seven-Up (i) which are set forth on SCHEDULE B hereto; and (ii) which accrue from and after the Effective Date hereof under those contracts set forth on SCHEDULE E hereto. No other obligations or liabilities of Seven-Up were assumed by the Joint Venture.

          (c)   [intentionally omitted]

          (d) The parties acknowledge and agree that each Venturer has reserved to itself and has not transferred to the Joint Venture the assets set forth on SCHEDULE A1 and SCHEDULE B1, respectively; its product or raw materials inventory; its receivables; or its cash or like items and, except for the liabilities expressly assumed by the Joint Venture, each Venturer shall be solely responsible for its respective liabilities. Further, the Venturers have agreed that each Venturer shall be entitled to retain, for its sole account, the proceeds of the disposition of any assets of such Venturer which have not been transferred to the Joint Venture, including, specifically, the proceeds of the disposition by Seven-Up of its RC Cola franchise and the proceeds of any assets sold or leased by a Venturer to the Joint Venture.

          3.2 ADDITIONAL FUNDS. If, subject to the limitations set forth in Sections 4.1 and 4.3 hereof, the Managing Venturer determines that additional funds are needed by the Joint Venture from time to time to meet the requirements of the Joint Venture, then the Managing Venturer shall, subject to the borrowing limitations applicable to the Joint Venture, cause the Joint Venture to borrow such funds from commercial lenders to the extent reasonably feasible. To the extent that all additional funds needed by the Joint Venture are not obtainable from commercial lenders or may not be borrowed by the Joint Venture under applicable restrictions, the Managing Venturer shall call upon the Venturers to make, and the Venturers hereby agree to make, loans to the Joint Venture ("Mandatory Loans"), in proportion to their respective Sharing Percentages, in such amounts and payable at such times, in such manner and on such terms as may be reasonably determined by the Managing Venturer; provided, however, that unless and until determined otherwise by the Management Committee, Mandatory Loans shall bear interest, payable quarterly from the date made until paid in full, at a rate per annum equal to one percent (1%) over the rate announced from time to time by Citibank, N.A. as its prime or reference rate (which rate shall change when and as said rate changes and shall hereinafter be referred to as the "Prime Rate"), but in no event more than the maximum rate of interest permitted to be charged under applicable usury laws (the "Mandatory Loan Rate"). The Joint Venture shall have no right to require any additional contributions or loans from the Venturers.

          3.3 FAILURE TO MAKE MANDATORY LOANS. In the event that any Venturer (the "Refusing Venturer") fails to make a Mandatory Loan required of it pursuant to Section 3.2 prior to the expiration of any applicable grace period (the "Loan Default"), then the other Venturer (the "Complying Venturer") may, at its sole election, exercised by notice given to

                                  Page 6                       Exhibit 10.7
the Refusing Venturer within ten (10) days after the expiration of any applicable grace period:

          (a) In lieu of making the Mandatory Loan required of the Complying Venturer in response to the call for Mandatory Loans, pursue the remedies available to a non-defaulting Venturer under Section 8.3(b); or

          (b) Make a loan to the Refusing Venturer (the "Refusing Venturer Loan") for the amount of the Refusing Venturer's Mandatory Loan, the proceeds of which shall be used by the Refusing Venturer to make its Mandatory Loan to the Joint Venture. Such Refusing Venturer Loan shall bear interest, payable monthly from the date made until paid in full, at a rate per annum equal to five percent (5%) plus the Prime Rate, but in no event more than the maximum rate of interest permitted to be charged under applicable usury laws (the "Default Loan Rate"), shall be evidenced by a promissory note of the Refusing Venturer and shall be secured by the Refusing Venturer's Interest in the Joint Venture as provided in Section 7.1 hereof.

In the event that the Refusing Venturer has not cured the Loan Default by repaying the Refusing Venturer Loan within ninety (90) days of the making by the Complying Venturer of a Refusing Venturer Loan pursuant to Section 3.3(b), then the Complying Venturer may, by notice given to the Refusing Venturer within five (5) days after the expiration of such ninety (90) day period, elect to pursue the remedies specified under Section 8.3(b).
Further, unless and until the Loan Default of such Refusing Venturer is cured in full, the Complying Venturer shall have the right, at its election, to require the Refusing Venturer to remove its representative(s) from the Management Committee, in which event, the provisions of Section 4.2 hereof notwithstanding, all Management Committee decisions shall thereafter be made by the vote of a majority of the remaining members present at a meeting or by the written consent of a majority of all remaining members. At such time as the Loan Default of the Refusing Venturer is cured in full, but not prior thereto, the Refusing Venturer shall be entitled to replace the representative(s) removed pursuant hereto and the procedures set forth in
Section 4.2 shall be reinstated. Further, if DBGI is the Refusing Venturer, then Poydras may, at its election, become the Managing Venturer until DBGI cures its Loan Default hereunder in full. During the period of any such Loan Default, any distributions otherwise payable to the Refusing Venturer shall be applied (i) first, to the payment of interest and second, to the repayment of principal of the Refusing Venturer Loan; or (ii) in the event that a Refusing Venturer has failed to make a Mandatory Loan, but the Complying Venturer has elected not to make a Refusing Venturer Loan to such Refusing Venturer, then all distributions otherwise payable to the Refusing Venturer shall be retained by the Joint Venture and treated as a Mandatory Loan of the Refusing Venturer to the Joint Venture and such distributions shall continue to be so applied until the aggregate principal amount of all outstanding Mandatory Loans made by the Refusing Venturer are equal to the aggregate principal amount of all outstanding Mandatory Loans made by the Complying Venturer.

          3.4 EXPENSES INCURRED AND SERVICES PERFORMED NOT CONTRIBUTION. No expense incurred or service performed by any Venturer prior to the formation of the Joint Venture


                                  Page 7                       Exhibit 10.7
shall be considered to be a contribution to or a loan made on behalf of the Joint Venture, unless the Venturers shall otherwise agree.

          3.5 NO INTEREST, WITHDRAWAL OR RETURN OF CONTRIBUTIONS. No interest shall be paid to any Venturer on any part of such Venturer's contributions. No interest shall accrue on any contribution to the Joint Venture. Except as provided in this Agreement, no Venturer shall be entitled to withdraw any part of its contributions to the Joint Venture or to receive any distribution from the Joint Venture.

          3.6 LOANS TO THE JOINT VENTURE BY THE VENTURERS. The Venturers may make loans, other than the Mandatory Loans (the "Venturer Loans"), to the Joint Venture from time to time for Joint Venture operations or other needs; provided, however that (i) such Venturer Loans are authorized by the Management Committee; (ii) such Venturer Loans shall not increase the lending Venturer's Interest or otherwise be treated as a contribution to the Joint Venture; and (iii) the terms and conditions of such Venturer Loans are no more favorable to the lending Venturer than would be available to the Joint Venture from unrelated lenders. Venturer Loans may be secured or unsecured. Notwithstanding the foregoing, if the Venturer making a Venturer Loan has to finance such Venturer Loan with funds borrowed from an unrelated lender, it shall be entitled to charge a rate of interest and other finance costs equal to the rate of interest and finance costs charged by such unrelated lender (the "Venturer Loan Rate"). In such event, at any time while such Venturer Loan is outstanding, the other Venturer(s) shall, at their election, be entitled to charge the same rate of interest and other finance costs as charged with respect to such Venturer Loan or any Venturer Loans they have made and which are still outstanding or which they make to the Joint Venturer while such Venturer Loan is outstanding.

          3.7 CAPITAL ACCOUNTS. A capital account shall be maintained for each Venturer which shall reflect (i) all contributions made pursuant to this Agreement by such Venturer to the Joint Venture; (ii) all items of Joint Venture profit and loss allocated pursuant to this Agreement to such Venturer; and (iii) all distributions made pursuant to this Agreement to or on behalf of such Venturer. Each capital account shall be maintained in accordance with GAAP. In addition, the Joint Venture shall maintain a separate set of capital accounts in accordance with the applicable provisions of the IRS Code and the regulations thereunder.

          3.8 ALLOCATION OF ITEMS OF JOINT VENTURE INCOME, GAIN, LOSS, DEDUCTION AND CREDIT. For purposes of this Agreement, the terms "profits" and "losses" shall mean, respectively, the net profits and net losses of the Joint Venture determined in accordance with GAAP, except that for purposes of the separate set of capital accounts and separate set of records required to be maintained pursuant to Sections 3.7 and 6.1(a) hereof, the terms "profits" and "losses" shall mean, respectively, the net profits and net losses of the Joint Venture for federal income tax purposes. All Joint Venture profits, losses and credits shall be allocated to the Venturers as follows:

          (a) Profits, including net gains from sales or exchanges of capital assets or property described in Section 1231 of the IRS Code, shall be allocated among the Venturers as follows: (i) first, to DBGI until cumulative allocations pursuant to this Section 3.8(a) equal the amount of cumulative Priority Profit Interest distributions made to DBGI pursuant

                                  Page 8                       Exhibit 10.7
to Section 3.10; and (ii) second, any excess profits shall be allocated among the Venturers in accordance with their respective Sharing Percentages.

          (b) Losses, including net losses from sales or exchanges of capital assets or property described in Section 1231 of the IRS Code, shall be allocated among the Venturers in accordance with their respective Sharing Percentages.

          (c) All other items of income, gain, deduction or credit which require separate computation under Section 702 of the IRS Code and which are not specifically allocated above shall be allocated among the Venturers in accordance with their respective Sharing Percentages. The recapture of a federal income tax deduction or credit shall be allocated to the Venturer to which the deduction or credit giving rise to such recapture was originally allocated.

          (d) For income tax purposes, any item of income, gain, loss, deduction or credit with respect to any property (other than money) that has been contributed by a Venturer to the Joint Venture and which is required to be allocated to the Venturers for income tax purposes under IRS Code Section 704(c), or the corresponding provisions of subsequent law, so as to take into account any variation between the adjusted basis of such property to the Joint Venture for federal income tax purposes and its fair market value at the time of its contribution, shall be allocated to the Venturers for income tax purposes in the manner required by IRS Code Section 704(c) and the regulations promulgated thereunder, or the corresponding provisions of subsequent regulation or law. If and when the capital accounts of the Venturers are required to be adjusted pursuant to regulation Section 1.704-1(b)(2)(iv)(f) or (g), or the corresponding provisions of subsequent regulation or law, with respect to a revaluation of any asset of the Joint Venture, subsequent allocations of income, gain, loss, deduction and credit, including without limitation depreciation or deductions for cost recovery with respect to such asset, shall take account of any variation between the then existing adjusted basis of such asset for federal income tax purposes and the fair market value as adjusted of such asset, as such computations may be required under IRS Code Section 704(b) and Section 704(c), or the corresponding provisions of subsequent law, and principles thereof.

          3.9   DISTRIBUTIONS.

          (a) No Venturer shall have the right to withdraw any amount from its capital account or to receive any distribution (other than a distribution made pursuant to this Agreement), without the approval of the Management Committee. No Venturer shall have the right to demand or, except as otherwise provided in Article 8, receive a distribution of property other than cash from the Joint Venture, unless otherwise agreed to by the Venturers.

          (b) The Managing Venturer shall cause the Joint Venture, on a quarterly basis, to distribute cash to the Venturers in amounts that it determines are in excess of the amounts reasonably necessary for the continued efficient operation of the business of the Joint Venture, including, without limitation, the payment of interest by the Joint Venture on the outstanding balance of any and all Mandatory Loans, and the establishment of any


                                  Page 9                       Exhibit 10.7
reserves reasonably necessary for working capital needs and capital expenditure purposes (the "Available Cash"). All distributions shall be made in accordance with the Venturers' Sharing Percentages; provided, however, that DBGI shall be entitled to receive the Priority Profit Interest (including all Carryover Amounts, plus interest accrued thereon) set forth in
Section 3.10 hereof.

          3.10 PRIORITY PROFIT INTEREST. DBGI shall receive a special allocation of distributions (the "Priority Profit Interest") made during the period commencing with the Effective Date and ending on the last day of the sixtieth (60th) quarter subsequent to the Effective Date (the "Priority Period").

          (a) During the first five (5) years of the Priority Period, the Priority Profit Interest shall be that amount which, when added to the aggregate amount of all prior Priority Profit Interests, will equal the greater of (i) thirty percent (30%) of the aggregate amount of all Available Cash since the Effective Date (including the Available Cash for the current quarter); or (ii) $500,000 multiplied by the number of quarters since the Effective Date; provided, however, that in no event shall the amount actually paid to DBGI in any quarter with respect to its Priority Profit Interest and accrued interest on any Carryover Amount, exceed fifty percent (50%) of the Available Cash for such quarter. For purposes of Sections 3.9 and 3.10, a quarter shall be successive three month periods from the Effective Date, and the first quarter shall begin on the first day of the month following the Effective Date and shall include the days of the preceding month if the Effective Date is other than the first day of a month. Beginning with the first anniversary of the Effective Date, interest shall accrue at a rate equal to the Mandatory Loan Rate on the amount by which (i) $500,000 multiplied by the number of quarters which have occurred since the Effective Date (but not more than twenty) exceeds (ii) the aggregate amount of all prior Priority Profit Interests actually paid to DBGI (the "Carryover Amount"), until the Carryover Amount (and all accrued interest thereon) has been paid in full. Subject to the above, interest on the Carryover Amount shall be paid quarterly.

          (b) Beginning with the twenty-first (21st) quarter of the Priority Period, the Priority Profit Interest for each quarter shall equal thirty percent (30%) of the Available Cash for such quarter, plus the amount of any Carryover Amount (and all accrued interest thereon); provided, however, that in no event shall the amount of DBGI's Priority Profit Interest (including the Carryover Amount and accrued interest thereon) paid for any such quarter exceed fifty percent (50%) of the Available Cash for such quarter.

                                      ARTICLE 4

                           MANAGEMENT OF THE JOINT VENTURE

          4.1 MANAGEMENT COMMITTEE AND POWERS. Except as otherwise provided in this Agreement, the powers of the Joint Venture shall be vested in, and the business and affairs of the Joint Venture shall be subject to the governance of a Management Committee representing the Venturers consisting of four (4) members, two (2) of whom shall be designated by Poydras, and two (2) of whom shall be designated by DBGI. Each Venturer may at any time remove its representative(s) and, upon such removal, or the death or

                                  Page 10                       Exhibit 10.7
resignation of a member of the Management Committee, the Venturer which appointed the Management Committee member being replaced shall, by notice given to the Management Committee, designate a successor. Each member of the Management Committee shall have one vote. Each Venturer shall cause its representatives on the Management Committee to comply with the terms of this Agreement. The Joint Venture shall reimburse those reasonable expenses of the Management Committee members that are directly related to the Joint Venturer's business, including travel expenses at commercial airline rates. The Management Committee may delegate any of its powers, except the following:

          (a) the sale, transfer or other disposition, pledge or encumbrance of any assets of the Joint Venture, except in the ordinary course of business;

          (b) the determination of the timing and amount of Mandatory Loans in excess of the amounts the Managing Venturer is authorized to require under
Section 4.3 of this Agreement, and the making of distributions to the Venturers (other than distributions made pursuant to Sections 3.9(b) and 3.10 hereof);

          (c) the borrowing of funds in excess of $500,000 from the Venturers or other Persons (except under an established working capital line of credit with commercial lenders as provided in Section 3.2 hereof, and except for Mandatory Loans as provided in Section 4.3 hereof) and the pledge of Joint Venture properties to secure the repayment of such loans (except under an established working capital line of credit);

          (d) the making of any material contract, other than in the ordinary and regular course of business, to which the Joint Venture is a party and the election to terminate any such contract;

          (e) the deletion of a product which individually represents more than ten percent (10%) of the prior year's case volume of sales, or the deletion of an entire line of related products which, in the aggregate, represent more than ten percent (10%) of the prior year's case volume of sales;

          (f) the engagement of the Joint Venture in any activities or transactions other than in the ordinary and regular course of the business of the Joint Venture;

          (g) the incurring of any material liability or obligation, or the payment, discharge or satisfaction of any material claim, liability or obligation, any of which obligations were not incurred within the authority of the Managing Venturer;

          (h) the cancellation of any material debts or the waiver of any claim or right of substantial value other than in the ordinary and regular course of business;

          (i) the adoption or making of any changes in any benefit plans or benefit arrangements, except the adoption of or changes made from time to time by the Managing Venturer to adopt or conform the Joint Venture's benefit plans or benefit arrangements to those of DBGI; and


                                  Page 11                       Exhibit 10.7

          (j) the loan or gift of any funds or other assets other than in the ordinary and regular course of business.

          4.2 ACTION BY MANAGEMENT COMMITTEE. The Management Committee shall meet at least quarterly and may exercise its powers through action taken at meetings (held in person or telephonically) and also by action in writing. Three (3) members of the Management Committee shall constitute a quorum, and the vote or signature of three (3) of the four (4) members of the Management Committee shall be required for all decisions of the Management Committee, whether taken at meetings or in writing.

          4.3 AUTHORITY OF MANAGING VENTURER. Except as otherwise reserved to the Management Committee pursuant to Section 4.1 of this Agreement, the Managing Venturer shall have the authority to conduct the day-to-day operations and affairs of the Joint Venture. DBGI is hereby designated as the Managing Venturer. Prior to the beginning of each calendar or fiscal year, the Managing Venturer shall submit to the Management Committee an annual Operating and Capital Expenditure Budget (the "Budget") for the following such year. Actual performance of the Joint Venture to said budget shall be reviewed by the Management Committee on a quarterly basis. The Managing Venturer shall have the authority to make capital expenditures for each calendar or fiscal year in an amount which is necessary to meet the commitments of DBGI to Pepsi Cola Company relating to marketing equipment for the Area and in such amounts as are necessary for replacement and maintenance of fleet and facilities in relation to the anticipated needs of the Joint Venture. Subject to and in accordance with the provisions of Sections 3.2 and 3.9 hereof, the Managing Venturer shall have the authority to require Mandatory Loans for purposes of: (i) meeting the capital expenditure requirements set forth above and any additional capital expenditures approved by the Management Committee in the Budget or otherwise approved by the Management Committee; and (ii) funding the working capital requirements of the Joint Venture; provided, however that to the extent that the aggregate amount of the Mandatory Loans previously made by the Venturers for the purpose of meeting working capital requirements (other than Mandatory Loans for capital expenditures) exceeds the aggregate of $5,000,000 plus any additional allowance for working capital provided in the approved Budget or otherwise authorized by the Management Committee and less any outstanding amount borrowed for working capital purposes from commercial lenders pursuant to Section 3.2 hereof, the Managing Venturer shall obtain the approval of the Management Committee prior to calling upon the Venturers for additional Mandatory Loans for working capital purposes.

          4.4 LIMITATIONS ON AUTHORITY OF MANAGING VENTURER AND THE MANAGEMENT COMMITTEE. Notwithstanding anything to the contrary contained in this Agreement, neither the Managing Venturer nor the Management Committee shall have the power, without the prior written consent of each Venturer:

          (a) to change the primary business of the Joint Venture or otherwise act other than in accordance with the purposes and powers of the Joint Venture as set forth in Section 2.4;

          (b)   to admit a new Venturer;

                                  Page 12                       Exhibit 10.7

          (c) to change or reorganize the Joint Venture into any other legal form;

          (d) to require any nonconsenting Venturer to make any contribution to the capital of the Joint Venture not provided for herein, or to require any nonconsenting Venturer to make Mandatory Loans in a principal amount exceeding $2,500,000;

          (e) to sell, transfer or otherwise dispose of, pledge or encumber all or substantially all of the assets of the Joint Venture;

          (f) to file a voluntary petition for relief under the Bankruptcy Code or a pleading in any court of record admitting in writing the Joint Venture's inability to pay its debts as they become due;

          (g)   to make a general assignment for the benefit of creditors;

          (h) to file an answer admitting the material allegations of, or to consent to or default in answering, a petition for relief filed against the Joint Venture in any proceeding under the Bankruptcy Code;

          (i)   to amend this Agreement; or

          (j)   to merge, consolidate or exchange assets with any other
Person.

          4.5 NOMINEE NAMES. The Joint Venture's fee title or leasehold interests in any real or personal property may be held in the names of nominees or in the names of the Venturers to facilitate the acquisition of such interests in real or personal property and for similar valid purposes. On a permanent basis, the Joint Venture's interests in such property shall be held in the name of the Joint Venture or of a special nominee entity organized by the Management Committee, provided that such entity's sole purpose is the holding of record title to such interests and it engages in no other business and incurs no liabilities.

          4.6 LIABILITY AND INDEMNITY OF MANAGEMENT COMMITTEE AND MANAGING VENTURER.

          (a) Neither the individuals comprising the Management Committee nor the Managing Venturer shall be liable, responsible or accountable, in damages or otherwise, to the Joint Venture or any Venturer for any act or failure to act on behalf of the Joint Venture, which act was within the scope of the authority conferred by this Agreement on the Management Committee or the Managing Venturer, as applicable, unless such act or omission constituted fraudulent or willful misconduct, was performed or omitted in bad faith or constituted gross negligence. Neither the individuals comprising the Management Committee nor the Managing Venturer shall be liable for any loss or damage to Joint Venture property caused by strikes, labor disputes, riots, fires, acts of a public enemy, insurrections, acts of God, unforeseeable breakdowns of plant or equipment, inability to carry out the provisions of this Agreement due to provisions of law or rules or regulations promulgated by any governmental agency or from any other cause beyond the control of the members of the Management Committee or the Managing Venturer, as applicable.


                                  Page 13                       Exhibit 10.7

          (b) The Joint Venture (but not any Venturer) shall indemnify, defend and hold the members of the Management Committee, and the Managing Venturer, its Affiliates, parent companies, subsidiaries, officers, directors, employees and agents harmless from and against any loss, damage, liability, cost or expense (including reasonable attorneys' fees, expenses and court costs) arising out of any act or failure to act by the members of the Management Committee or the Managing Venturer, as applicable, including a negligent act or failure to act, if such act or failure to act is either (i) in good faith within the scope of this Agreement and is not attributable to willful misconduct, gross negligence or fraud; or (ii) covered by Joint Venture insurance, but only to the extent insurance proceeds are received by the Joint Venture.

          4.7 AUTHORITY TO BIND OTHER VENTURERS. No Venturer shall have any authority to act for or to assume any obligation or responsibility on behalf of another Venturer or the Joint Venture, except as expressly provided in this Agreement, or by further express written agreement among the Venturers. In addition to the other remedies specified in this Agreement, each Venturer agrees to indemnify and hold the other Venturer(s) harmless from and against any claim, demand, loss, damage, liability or expense, including reasonable attorneys' fees, incurred by or against such other Venturer(s) and arising out of or resulting from any action taken by the indemnifying Venturer in violation of this Section 4.7.

          4.8 PROCEDURE FOR ASSERTING RIGHT TO INDEMNIFICATION. Any Person asserting a right to indemnification under Section 4.6 or 4.7 of this Agreement shall so notify the Joint Venture or the other Venturer(s), as the case may be, in writing. If the facts giving rise to such indemnification shall involve any actual or threatened claim or demand by or against a third party, the indemnifying Person shall be entitled to control the defense or prosecution of such claim or demand in the name of the indemnified Person, with counsel satisfactory to the indemnified Person, if the indemnifying Person notifies the indemnified Person in writing of its intention to do so within twenty (20) days of its receipt of such notice, unless the indemnifying Person shall fail vigorously to defend or prosecute such claim or demand within a reasonable time. The indemnified Person shall have the right to participate in any such proceeding through counsel of its own choosing, which participation shall be at the indemnified Person's expense. Whether or not the indemnifying Person chooses to defend or prosecute such claim, the parties hereto shall cooperate in the prosecution or defense of such claim and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be requested in connection therewith. The indemnifying Person shall not settle or permit the settlement of any such third party claim or action without the prior written consent of the indemnified Person. If the third party claim involves a potential liability of the indemnified Person to the third party and the indemnified Person does not consent to a bona fide settlement offer of the indemnifying Person which the third party claimant would accept and which would provide a full release in favor of the indemnified Person, then, the indemnifying Person's liability to the indemnified Person hereunder with respect to such claim shall not exceed the amount of such settlement offer and the indemnified Person shall thereafter be responsible for the expenses of counsel and court costs incurred in such proceeding.

                                  Page 14                       Exhibit 10.7

          4.9 VENTURERS OR AFFILIATES DEALING WITH JOINT VENTURE. Subject to the limitations set forth in this Agreement, the Venturers or any Affiliate of the Venturers shall have the right to contract or otherwise deal with the Joint Venture for the sale of goods or services or the lending of funds without the consent of the other Venturer(s) to the terms and conditions of such transaction, but only if (i) the compensation paid or promised for such goods or services or funds is reasonable and is paid only for goods or services or funds actually furnished; (ii) the goods or services or funds to be furnished shall be reasonable and necessary; and (iii) the terms for the furnishing of such goods or services or funds shall be at least as favorable as would be obtainable in an arm's-length transaction with an unrelated third party. At such time the Managing Venturer provides the other Venturer(s) with quarterly or annual information relating to the Joint Venture's operations, it shall also provide to the other Venturer(s) a summary description of the transactions engaged in by the Joint Venture with the Venturers and any of their Affiliates for the previous fiscal period.

          4.10 DEVOTION OF TIME AND OTHER ACTIVITIES NOT RESTRICTED. The Managing Venturer shall devote such of its time to the Joint Venture's business as it deems necessary to accomplish its responsibilities and the Joint Venture's purpose. The Managing Venturer shall not be obligated to devote its full time to the Joint Venture's business. Furthermore, subject to Section 11.5 hereof, any Venturer or an Affiliate of any Venturer may engage in or possess an interest in other business ventures of any nature or description independently or with others, including, but not limited to, the bottling and distribution business, including businesses which are in competition with the Joint Venture, and neither the Joint Venture nor any Venturer shall have any rights in or to such independent ventures or the income or profits derived therefrom.

          4.11 ACCESS. Each member of the Management Committee, as well as his or her representatives, shall at all reasonable times have access to the properties, personnel, books and records of the Joint Venture.

                                      ARTICLE 5

                        JOINT VENTURE EXPENSES; REIMBURSEMENT

          5.1 JOINT VENTURE EXPENSES. Except as otherwise specifically provided, the Joint Venture shall be responsible for paying all direct costs and expenses of acquiring, bottling, marketing, selling and distributing the Products and operating the Joint Venture, including without limitation:

          (a)   costs incurred for organizing the Joint Venture;

          (b)   costs incurred in obtaining Joint Venture loans, if any;

          (c) all costs of personnel employed by the Joint Venture or directly involved in the business of the Joint Venture, including a proportionate share of the costs of persons who may also be employees of the Managing Venturer or its Affiliates; provided, however, that a proportionate share of the costs of persons employed by the Joint Venture who

                                  Page 15                       Exhibit 10.7
provided services to DBGI or any of its Affiliates outside the Area shall be paid by DBGI or such Affiliate, or DBGI or such Affiliate shall reimburse the Joint Venture with respect thereto;

          (d) legal, accounting, audit and other similar or related fees and costs;

          (e) costs relating to the preparation of budgets, preparing and mailing reports required to be furnished to the Venturers or deemed by the Venturers to be of significance to the Venturers, cash flow projections, and Joint Venture status and federal tax returns and other required reports; and

          (f) costs incurred in connection with income tax audits of the Joint Venture (but not a Venturer).

          5.2 MANAGING VENTURER'S FEES AND EXPENSES. The Managing Venturer shall receive no management fee for its services as the Managing Venturer hereunder; provided, however, that to the extent management and support functions are provided by the Managing Venturer from its Memphis, Tennessee office, the Joint Venture shall reimburse the Managing Venture for such services, including a proportionate share of (i) the reasonable overhead and administrative costs associated with DBGI's Memphis office; and (ii) the management fee (but not travel and other expenses) paid by DBGI pursuant to the management agreement between DBGI and Pohlad Companies. The Joint Venture's obligation to pay the costs and fees set forth above is subject to the following limitations: (x) the management fee shall not exceed $500,000, as adjusted annually from the Effective Date for changes in the Consumer Price Index, as provided in such management agreement; (y) the Memphis office costs and the management fee described above shall be allocated to the Joint Venture according to the proportion that the number of cases distributed by the Joint Venture bears to the total number of cases distributed by the Joint Venture, DBGI and the other Persons provided management and/or support services by the Memphis office; and (z) only costs attributable to services being provided to the Joint Venture shall be allocated to the Joint Venture.

          5.3   REIMBURSEMENT TO VENTURERS.  Except as set forth in Section
5.2 above, the Joint Venture shall not reimburse the Venturers for items generally constituting direct overhead or administrative expenses of the business of a Venturer. The Joint Venture, however, shall pay all costs and expenses associated with its business and administration, including all accounting, documentation, professional and reporting expenses, except to the extent the Venturer is obligated to provide (and is compensated for providing) such services under any separate agreement with the Joint Venture. To the extent that it is reasonable and possible to do so, all Joint Venture expenditures shall be billed directly to and paid by the Joint Venture, but the Venturers shall be reimbursed for any such expenses paid by them.

                                  Page 16                       Exhibit 10.7

                                      ARTICLE 6

                        BOOKS AND RECORDS; REPORTS TO PARTNERS

          6.1   BOOKS AND RECORDS.

          (a) The Managing Venturer shall keep or cause to be kept proper and complete records and books of account which shall reflect fully and accurately all transactions and other matters relative to the Joint Venture's business as are usually entered into records and books of account. The Joint Venture books and records shall be kept in accordance with GAAP, consistently applied and, unless otherwise determined by the Management Committee, shall be maintained on an accrual basis. The Joint Venture shall also maintain a separate set of records in accordance with the applicable provisions of the IRS Code and the regulations thereunder. Joint Venture books shall be audited annually by the firm of Arthur Andersen & Co. or such other firm of independent certified public accountants as may be selected from time to time by the Management Committee. The costs of such audit shall be borne by the Joint Venture.

          (b) The books and records shall be maintained at the principal office of the Joint Venture or such other place as the Management Committee may determine, and all such books and records shall be available for inspection and copying by the Venturers or their duly authorized representatives during normal business hours. Accounts, books and other relevant Joint Venture documents shall be maintained and preserved during the term of the Joint Venture and for two (2) years thereafter, unless otherwise determined by the Management Committee. Accounting and funds of the Joint Venture shall be kept separate from those of the Venturers.

          6.2 FINANCIAL STATEMENTS. The Managing Venturer shall cause to be delivered to each Venturer the financial statements listed in clauses (a) through (c) below, prepared, in each case, in accordance with GAAP, consistently applied (and subject, in the case of the financial statements referred to in clauses (a) and (b) below, to normal year-end adjustments) and such other reports as any Venturer may reasonably request:

          (a)   promptly upon availability, and in any event within thirty
(30) days after the end of each calendar month: (i) an unaudited balance sheet as of the end of such month; (ii) an unaudited statement of income or loss for the interim period through such month and the monthly period then ended; and (iii) a comparison of actual to budgeted income or loss and actual to budgeted capital expenditures for such month, all in reasonable detail;

          (b) promptly upon availability, and in any event within forty-five (45) days after the end of each of the first three (3) quarterly periods of each fiscal year: (i) an unaudited statement of Venturers' equity; and (ii) an unaudited statement of sources and uses of funds for the quarterly period then ended, such statement to include, in reasonable detail, a comparison of the interim and quarterly periods then ended with the corresponding interim and quarterly periods of the fiscal year immediately preceding; and

                                  Page 17                       Exhibit 10.7

          (c) promptly upon availability and in any event within one hundred twenty (120) days after the end of each fiscal year: (i) a balance sheet of the Joint Venture as of the end of such fiscal year; and (ii) a statement of Venturers' equity, a statement of income or loss and a statement of sources and uses of funds for such fiscal year, all in reasonable detail, including supporting schedules, and accompanied by an opinion thereon of the Joint Venture's independent certified public accountants, such balance sheet, statement of Venturers' equity, statement of income and loss and statement of sources and uses of funds to include a comparison of the current fiscal year with the fiscal year immediately preceding, as applicable.

          6.3   TAX RETURNS AND INFORMATION.

          (a) DBGI is hereby designated "Tax Matters Partner" for the Joint Venture. DBGI shall not be liable to the Joint Venture or any other Venturer for any act or omission taken or suffered by it in such capacity in good faith and in the belief that such act or omission is in or is not opposed to the best interests of the Joint Venture, provided that such act or omission is not in violation of this Agreement and does not constitute gross negligence, fraud or a willful violation of law.

          (b) The Managing Venturer shall cause income and other required federal, state and local tax returns for the Joint Venture to be prepared and to be timely filed with the appropriate authorities, making such elections as it shall deem to be in the best interests of the Joint Venture and the Venturers. The cost of preparation of such returns by outside preparers, if any, shall be borne by the Joint Venture.

          (c) The Managing Venturer shall cause to be provided to each Venturer, information concerning the Joint Venture's taxable income or loss and each class of income, gain, loss, deduction or credit which is relevant to reporting a Venturer's share of Joint Venture income, gain, loss, deduction or credit for purposes of federal or state income tax. Information required for the preparation of a Venturer's income tax returns shall be furnished to the Venturers as soon as possible after the close of the Joint Venture's fiscal year and, in any event, no later than ninety (90) days after the close of the Joint Venture's fiscal year. Information required for the filing of estimated income tax returns for the Venturers and their shareholders shall be furnished to the Venturers no later than December 1 of each year.

          6.4 OTHER REPORTS. The Managing Venturer shall cause to be delivered to each Venturer reports of such other types as are typically provided to its management, by its own staff accountants and/or independent certified public accountants relating to its bottling and distribution business, at such times as such types of reports are typically provided to such management.

          6.5 FISCAL YEAR. Except for the Joint Venture's initial fiscal year, which commenced on the Effective Date and end on December 31, 1992 and, unless and until otherwise determined by the Managing Venturer, the fiscal year of the Joint Venture shall commence on the first day of January of each year and shall end on the last day of


                                  Page 18                       Exhibit 10.7

December of such year. The Joint Venture shall have the same fiscal year for income tax purposes and for financial accounting purposes.

                                      ARTICLE 7

                           PLEDGES, TRANSFERS, WITHDRAWALS

          7.1 PLEDGES; SECURITY INTEREST IN FAVOR OF VENTURERS. Except with the prior written consent of all of the Venturers, which consent may not be unreasonably withheld, no Venturer shall have the right to pledge, mortgage or encumber in any manner its Interest in the Joint Venture, in whole or in part, and any such transaction shall be void and of no force or effect; provided, however, that each Venturer hereby grants to the other Venturer a first security interest in its Interest in the Joint Venture to secure such Venturer's obligation to make all present and future Mandatory Loans to the Joint Venture. This Agreement shall be deemed to be a security agreement creating such security interests and the Managing Venturer, on behalf of each such Venturer, may cause to be filed appropriate financing statements reflecting the creation of such security interest.

          7.2 TRANSFER BY VENTURERS. No Venturer shall have the right to sell, assign, transfer or otherwise dispose of all or any part of its Interest other than (a) to an Affiliated Corporation made with the prior consent of the other Venturers, which consent shall not be unreasonably withheld; (b) as provided in Section 7.3; or (c) with the consent of the other Venturers, which consent may be unreasonably withheld. After any transfer pursuant to clause (a) or (c), the transferred Interest shall continue to be subject to all the provisions of this Agreement including, without limitation, the provisions of this Article 7. In the event of a partial transfer of an Interest made in accordance with this Section 7.2, appropriate amendments to this Agreement shall be made so that the rights and obligations of the transferor Venturer and the transferee Venturer, on the one hand, and the rights and obligations of the non-transferring Venturer, on the other hand, after giving effect to the transfer, are the same as the relative rights and obligations of the transferring Venturer and the non-transferring Venturer hereunder immediately prior to such transfer. In the event that any transfer of an Interest occurs or is deemed to have occurred as a result of a merger or consolidation of, or a sale of all or substantially all of the assets of any Venturer, then (i) if such merger, consolidation, sale, transfer or other disposition is with or to an Affiliated Corporation of such Venturer made in compliance with Section 7.2(a), the transferred Interest shall continue to be subject to all the provisions of this Agreement and each transferee, if any, shall in writing assume and agree to perform all of its duties and obligations as a Venturer under this Agreement, including, without limitation, the obligations imposed by this Article 7; and (ii) if such merger, consolidation, sale, transfer or other disposition is not made in compliance with Section 7.2(a) or is with or to any Person that is not an Affiliated Corporation of such Venturer, then the other Venturer shall thereupon be entitled to exercise its Put right (in the case of Poydras) or its Call right (in the case of DBGI) pursuant to
Section 7.3 of this Agreement, irrespective of the time periods specified therein. Consent to an assignment or transfer of an Interest to an Affiliated Corporation shall not be deemed to have been unreasonably withheld if, among other things, such assignment or transfer would terminate the Joint Venture for the purpose of Section 708 of the IRS Code or would result in the violation of any applicable law.

                                  Page 19                       Exhibit 10.7

          7.3 SALE OF INTEREST TO OTHER VENTURER(S). Commencing on September 3, 1997 (the "Purchase Date"), DBGI shall have and is hereby granted the right, privilege and option to purchase (the "Call") the Interest of Poydras, including all Seven-Up Beverage Rights, for the Fair Market Value of such Interest (as determined below). DBGI shall exercise its Call by giving written notice (the "Notice") to Poydras of its intent to exercise such option. Commencing on the Purchase Date, Poydras shall have and is hereby granted the right to present to DBGI a written demand (the "Put") requiring DBGI to purchase the Interest of Poydras, including all Seven-Up Beverage Rights, for the Fair Market Value of such Interest (as determined below). The Fair Market Value of Poydras' Interest shall be determined by the following formula: (A-B)/2; where "A" shall equal the sum of the value that would have been obtained from a sale of the entire Joint Venture, including all tangible and intangible assets, the Joint Venture's right to obtain inventories at cost from the Reserve Plant, the Joint Venture's business and other rights, including the Beverage Rights of both parties dedicated to the Joint Venture, and taking into account the liabilities of the Joint Venture; and "B" shall equal the sum of the discounted present value of all future Priority Profit Interests to which DBGI would be entitled pursuant to Section 3.10 hereof and any Carryover Amounts, plus interest accrued thereon, to which DBGI is entitled. In the event that DBGI and Poydras are unable to agree as to the Fair Market Value of Poydras' Interest to be sold pursuant to this Section 7.3 within thirty (30) days after receipt of the Notice or the Put, as applicable, DBGI and Poydras shall, within ten
(10) days after the expiration of such thirty (30) day period, attempt to select one reasonably acceptable, nationally recognized independent investment or merchant bank to determine the Fair Market Value of Poydras' Interest as provided in this Section 7.3, which determination shall be binding on all Venturers. In the event that DBGI and Poydras are unable to agree upon a mutually acceptable investment or merchant bank, each of DBGI and Poydras shall have ten (10) days to select one nationally recognized investment or merchant bank to determine the Fair Market Value of Poydras' Interest. Each such investment or merchant bank shall, subject to the provisions of this Section 7.3 and within thirty (30) days of being requested to do so, determine the Fair Market Value of Poydras' Interest; provided, however that the Fair Market Value of Poydras' Interest shall be the average of such determinations if and only if the lower of the two determinations is at least ninety percent (90%) of the higher of the two determinations. If it is not, then such two investment or merchant banks shall select a third nationally recognized investment or merchant bank to determine the Fair Market Value of Poydras' Interest, and the Fair Market Value of Poydras' Interest (i) shall be such third determination if such third determination is a figure between the two previous determinations; (ii) shall be the lower of the two previous determinations if the third determination is lower than both the two previous determinations; and (iii) shall be the higher of the two previous determinations if the third determination is higher than both the two previous determinations. DBGI and Poydras shall each pay (50%) of the costs of the services and expenses of the investment or merchant bank(s). At the time of any purchase of Poydras' Interest by DBGI, DBGI shall pay Poydras, in full, the principal balance and all accrued interest on any and all loans made by Poydras to the Joint Venture.

          7.4 EFFECT OF ATTEMPTED TRANSFER; WITHDRAWALS GENERALLY. An attempted transfer of any Interest in violation of any provision of this Agreement shall be void. No Venturer shall withdraw from the Joint Venture, except with the written consent of the other Venturers.

                                  Page 20                       Exhibit 10.7

          7.5 TAX ALLOCATION ADJUSTMENTS; DISTRIBUTION AFTER TRANSFER. In the event of a transfer of any Interest, regardless of whether the transferee becomes a substitute Venturer, all items of income, gain, loss, deduction and credit for the fiscal period in which the transfer occurs shall be allocated for federal income tax purposes between the transferor and the transferee on the basis of the ownership of the Interest at the time the particular item is taken into account by the Joint Venture for federal income tax purposes. Distributions made on or after the effective date of transfer shall be made to the transferee, regardless of when such distributions accrued on the books of the Joint Venture.

          7.6 SECTION 754 ELECTION. In the event of a transfer of all or part of the Interest of a Venturer in the Joint Venture, the transferee may request the Joint Venture to elect, pursuant to Section 754 of the IRS Code, or the corresponding provision of subsequent law, to adjust the basis of the Joint Venture property as provided by Sections 734 and 743 of the IRS Code. Upon such request, the Managing Venturer shall be obligated to cause the Joint Venture to elect, pursuant to Section 754 of the Code, or the corresponding provision of subsequent law, to adjust the basis of the Joint Venture property as provided by Sections 734 and 743 of the IRS Code, or the corresponding provision of subsequent law. The transferee and the Managing Venturer shall be, and hereby are, absolutely and completely exonerated from any and all liability of any kind to the remaining Venturers with respect to any decision to cause or not to cause the Joint Venture to make any such election.

                                      ARTICLE 8

                    DURATION AND TERMINATION OF THE JOINT VENTURE

          8.1 EVENT OF TERMINATION. The Joint Venture shall be dissolved and its affairs wound up pursuant to Section 8.2 upon the first to occur of any of the following events (an "Event of Termination"):

          (a) upon the withdrawal, dissolution or Bankruptcy of any Venturer;

          (b) upon the unanimous written consent of the Venturers to dissolve the Joint Venture;

          (c) upon the sale or other disposition of all or substantially all of the assets of the Joint Venture;

          (d) upon the occurrence of an Event of Default, unless the non-defaulting Venturer makes an election pursuant to Section 8.3(b); or

          (e) upon the occurrence of any other event or circumstance requiring dissolution under the Act.

          Each Venturer agrees that it will not, without the unanimous consent of the Venturers, voluntarily withdraw as a Venturer, and if it withdraws in violation of this Agreement, the Joint Venture or the other Venturers may recover damages for breach of this Agreement.

                                  Page 21                       Exhibit 10.7

          8.2 WINDING-UP. Upon the occurrence of an Event of Termination, if the Joint Venture is not continued as provided herein, the Joint Venture affairs shall be wound up as set forth below.

           Upon dissolution of the Joint Venture, the Joint Venture shall continue solely for purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Venturers, and no Venturer shall take any action inconsistent with, or not necessary to or appropriate for, the winding up of the Joint Venture's business and affairs; provided that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Venturers until such time as the property of the Joint Venture or proceeds from the sale thereof have been distributed pursuant to this Section 8.2 and the Joint Venture has been terminated. The Managing Venturer shall act as the liquidator of the Joint Venture, unless the dissolution resulted from action of the Managing Venturer without the consent of the other Venturer, in which case Poydras shall act as the liquidator.

          (a) The Management Committee shall cause to be prepared a statement of the assets (including Delta and Seven-Up Beverage Rights) and liabilities of the Joint Venture as of the date of dissolution.

          (b) The assets and properties of the Joint Venture shall be liquidated as promptly as possible, and receivables collected, all in an orderly and businesslike manner so as not to involve undue sacrifice. Notwithstanding the foregoing, the Management Committee may determine not to sell all or any portion of the assets and properties of the Joint Venture, in which event such assets and properties shall be distributed in kind pursuant to Section 8.2(c).

          (c) The proceeds of liquidation under Section 8.2(b) and all other assets and properties of the Joint Venture shall be applied and distributed as follows in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

                (i) to the payment of the debts and liabilities of the Joint Venture (except for amounts which may be owed to any Venturer) and the expenses of liquidation;

               (ii) to the establishment of any reserves that the Management Committee, in accordance with sound business judgment, deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Joint Venture, which reserves may be paid over by the Management Committee to an escrow agent selected by it to be held by such agent for the purpose of (x) distributing such reserves in payment of the aforementioned contingencies; and (y) upon the expiration of such period as the Management Committee may deem advisable, distributing the balance thereof in the manner provided in this Section 8.2(c);

              (iii) to the payment of all amounts owed to any Venturer for expense reimbursement as provided in or contemplated by this Agreement, other than Loans (as defined below); then to the payment of any accrued but unpaid Carryover

                                  Page 22                       Exhibit 10.7

          Amounts, plus interest accrued thereon, to which DBGI is entitled (including any Priority Profit Interest which has accrued during the period commencing on the date of the last quarterly calculation and ending on the date of liquidation); then to the payment of all Mandatory Loans and Venturer Loans (collectively, the "Loans") to the Joint Venture made by the Venturers in proportion to each Venturer's Sharing Percentage, provided that if the aggregate amount of each Venturer's outstanding Loans, including accrued interest, shall not be in the same proportion to the total of all outstanding Loans of the Venturers as each Venturer's Sharing Percentage, then payments hereunder shall be first applied to reduce the Loan balance of the Venturer whose proportion of the outstanding Loans is in excess of its Sharing Percentage until the outstanding Loans of each Venturer are in proportion to their respective Sharing Percentages; and then to the payment to DBGI of the discounted present value of any unaccrued and unpaid Priority Profit Interest (for the balance of the Priority Period) to which DBGI is entitled, which amount shall be as agreed by the Venturers, provided, that if the Venturers cannot agree within thirty (30) days of a written notice from the liquidator, then such amount shall be determined in accordance with the procedure set forth in
          Section 7.3 with reference to the determination of the Fair Market Value of Poydras' Interest;

               (iv) to those Venturers who have positive balances in their respective capital accounts (which capital accounts have been maintained in compliance with the applicable provisions of the IRS Code and the regulations thereunder) in accordance with the positive capital account balances of such Venturers, as determined in compliance with Section 1.704-1(b)(2)(ii)(b)(2) of such regulations, or the corresponding provision of subsequent regulation or law. If the capital account of any Venturer has a deficit balance after the distribution set forth in this Section 8.2(c)(iv), such Venturer shall contribute to the Joint Venture such amount as shall be necessary to restore its capital account to zero, as provided in regulation Section 1.704-1(b)(2)(ii)(b)(3), or the corresponding provision of subsequent regulation or law.

     (d) If any assets are to be distributed in kind, they will be valued at Market Values before distribution. This adjustment up (or down) to t Value will be reflected in an adjustment to the Venturers' capital n an equal basis immediately prior to any liquidating distribution.

     (e) If the value of the Joint Venture assets, including profits from any of, are insufficient to pay the liabilities of the Joint Venture, then ional liabilities and reserve needs shall be funded by the Venturers nce with their respective Sharing Percentages.

     (f) The Venturers shall comply with all requirements of the Act or other law pertaining to the winding up of the Joint Venture.

                                  Page 23                       Exhibit 10.7

          8.3   EVENTS OF DEFAULT.

          (a)   An "Event of Default" with respect to any Venturer means:

               (i) The failure to perform or a violation by such Venturer of any of the terms or conditions of this Agreement, and the continuation of such failure or violation for twenty (20) days after such Venturer has been given written notice by the non-defaulting Venturer; if the failure or violation is not a failure to pay money and is of such a nature that it cannot reasonably be cured within such twenty (20) day period, but if it is curable and the defaulting Venturer in good faith begins efforts to cure it within such twenty (20) day period and continues diligently to do so, the defaulting Venturer shall have a reasonable additional period thereafter to effect the cure;

              (ii)  The Bankruptcy of such Venturer;

             (iii) Such Venturer sells, or otherwise disposes or encumbers in any way, its Interest, except as permitted in this Agreement, or suffers such sale, disposition or encumbrance; or

              (iv) Such Venturer otherwise causes the dissolution of the Joint Venture in contravention of the terms and provisions of this Agreement.

          (b) Upon the occurrence of an Event of Default, the non-defaulting Venturer and/or the Joint Venture shall have the right to pursue any and all legal remedies, in damages or in equity, against the defaulting Venturer and shall be entitled to recover from the defaulting Venturer all costs and expenses (including reasonable attorneys' fees) incurred by the non-defaulting Venturer in connection with the pursuit of such remedy.

          (c) In the event that the non-defaulting Venturer does not make an election pursuant to Section 8.3(b), the affairs of the Joint Venture shall be wound up as provided in Section 8.2, except that all references to the Management Committee therein shall be deemed to be references to the non-defaulting Venturer for purposes of applying such Section, and the non-defaulting Venturer shall be entitled to deduct from any amounts to be paid to the defaulting Venturer under Section 8.2 the amount of damages proximately resulting to the non-defaulting Venturer from the Event of Default.

                                      ARTICLE 9

                      REPRESENTATIONS AND WARRANTIES OF SEVEN-UP

The following were representations and warranties made by Seven-Up to Delta as of the Effective Date.

          9.1 GOOD STANDING; POWER. Seven-Up is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own the Seven-Up Assets, to lawfully carry on its business as now


                                  Page 24                       Exhibit 10.7
being conducted and to make, execute, deliver and perform this Agreement and all contracts and documents to be executed in connection herewith.

          9.2 AUTHORIZATION. This Agreement has been duly authorized by all necessary corporate action of Seven-Up and will be a valid and legally binding obligation of Seven-Up, enforceable in accordance with its terms.

          9.3 NO BREACH. Neither the execution or delivery of this Agreement, including the contracts and instruments to be executed in connection herewith, nor its performance by Seven-Up will conflict with, violate or result in a breach of any term, condition or provision of, nor constitute a material default under, or result in the acceleration of any material obligation under, or permit the termination of any indenture, material contract or other material agreement to which Seven-Up is a party or by which Seven-Up or its properties is subject or bound; nor will such execution, delivery or performance by Seven-Up either conflict with or violate the provisions of any judgment, decree or order to which Seven-Up is subject or Seven-Up's Articles of Incorporation or Bylaws, or to the best of its knowledge, any law or regulation.

          9.4 TITLE. Seven-Up owns and has good and marketable title to the Seven-Up Contributed Assets, and such Seven-Up Contributed Assets have been contributed to the Joint Venture free and clear of all liens, encumbrances, assessments, obligations, charges and options of any kind, except as set forth on SCHEDULE C hereto.

          9.5 CONTRACTS. Set forth on SCHEDULE E hereto is a list of all contracts, agreements and commitments (whether written or oral) to which Seven-Up is a party and which are being transferred to and assumed by the Joint Venture pursuant to this Agreement, including but not limited to the following types of contracts: (i) contracts not made in the ordinary course of business; (ii) employment contracts which are not terminable by Seven-Up without cost or other liability to Seven-Up upon notice of thirty (30) days or less; (iii) bonus, pension, profit sharing, retirement, deferred compensation, stock purchase, hospitalization, insurance or other plans providing employee benefits; (iv) leases with respect to real or personal property, whether as lessee or lessor; (v) contracts for the use, purchase or sale of goods, materials, supplies, equipment, products or services involving payments in excess of $50,000 under any such contract, which contract is not terminable by Seven-Up without cost or other liability to Seven-Up upon notice of thirty (30) days or less; (vi) promissory notes, loan agreements, installment sales contracts or other documents evidencing or securing an indebtedness or obligation of Seven-Up as debtor or to Seven-Up as creditor, other than trade accounts payable or accrued taxes; (vii) agreements providing for the payment of fees or other compensation, other than compensation to Seven-Up's regular employees and officers; (viii) licenses or royalty agreements under which Seven-Up is entitled to use or has authorized the use of any right, image, trademark, trade name, service mark, patent, know-how or other intangible asset; (ix) contracts involving barter or the exchange of property or goods of Seven-Up for the property or goods of any third party; (x) contracts or agreements establishing joint venture or partnership agreements or which otherwise involve a sharing of profits or revenues; (xi) franchise agreements or related agreements and marketing letters (whether written or oral) to which Seven-Up is a party or by which Seven-Up is bound; (xii) agreements to provide discounts, rebates and promotional


                                  Page 25                       Exhibit 10.7
allowances; and (xiii) offers, bids or commitments obligating Seven-Up to enter into any of the above. Except as set forth on SCHEDULE E hereto, no other contract, agreement or commitment of Seven-Up is being transferred to or assumed by the Joint Venture.

          9.6 NO VIOLATIONS. Seven-Up is not in violation of any applicable ordinance or statute or, to the best of its knowledge, any law or regulation with respect to its use of the Seven-Up Assets.

          9.7 NO LITIGATION. Seven-Up is not a party to any pending or threatened suit, action or legal, administrative, arbitration or other proceeding which might materially and adversely affect the business of the Joint Venture, the Seven-Up Assets or the transactions contemplated by this Agreement, nor does Seven-Up know of any facts which are likely, with the passage of time, to give rise to such a suit, action or proceeding.

          9.8 REPRESENTATIONS AND WARRANTIES. No representation or warranty of Seven-Up contained herein or in any exhibit, document, certificate or schedule furnished to Delta, either pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits state a material fact necessary to make statements or facts contained therein not misleading.

                                      ARTICLE 10

                       REPRESENTATIONS AND WARRANTIES OF DELTA

The following were representations and warranties made by Delta to Seven-Up as of the Effective Date.

          10.1 GOOD STANDING; POWERS; CAPITAL STOCK. Delta is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own the Delta Assets, to lawfully carry on its business as now being conducted and to make, execute, deliver and perform this Agreement and all instruments and documents to be executed in connection herewith. Delta has authorized capital stock consisting of one thousand (1,000) shares of common stock, no par value, and one (1) share of preferred stock, par value of $100. All the shares of common stock authorized have been issued to, and are owned by, DBGI. All the shares of preferred stock authorized are being issued to the Joint Venture contemporaneously herewith. Under the Certificate of Incorporation of Delta, the following actions require the consent and approval of the preferred stockholders: any action connected with the Bankruptcy of Delta; the amendment of the Certificate of Incorporation; the sale, transfer or other disposition, pledge or encumbrance of any significant assets of Delta, except in the ordinary course of business; the sale, transfer or other disposition, pledge or encumbrance of all or any portion of Delta's Interest in the Joint Venture; the liquidation or dissolution of Delta; and any merger, consolidation or exchange of assets to which Delta is a party.

          10.2 AUTHORIZATION. This Agreement has been duly authorized by all necessary corporate action of Delta and will be a valid and legally binding obligation of Delta, enforceable in accordance with its terms.

                                  Page 26                       Exhibit 10.7

          10.3 NO BREACH. Neither the execution or delivery of this Agreement, including the contracts and instruments to be executed in connection herewith, nor its performance by Delta will conflict with, violate or result in a breach of any term, condition or provision of, nor constitute a material default under, or result in the acceleration of any material obligation under, or permit the termination of any indenture, material contract or other material agreement to which Delta is a party or by which Delta or its properties is subject or bound; nor will such execution, delivery or performance by Delta either conflict with or violate the provisions of any judgment, decree or order to which Delta is subject or Delta's Articles of Incorporation or Bylaws, or to the best of its knowledge, any law or regulation.

          10.4 TITLE. DBGI has transferred to Delta any and all assets which DBGI has utilized to bottle and/or distribute Initial Products in the Area, except those assets set forth on SCHEDULE A1 hereto. Delta owns and has good and marketable title to the Delta Contributed Assets, and such Delta Contributed Assets have been contributed to the Joint Venture free and clear of all liens, encumbrances, assessments, obligations, charges and options of any kind, except as set forth on SCHEDULE D hereto.

          10.5 CONTRACTS. Set forth on SCHEDULE F hereto is a list of all contracts, agreements and commitments (whether written or oral) to which Delta is a party and which are being transferred to and assumed by the Joint Venture pursuant to this Agreement, including but not limited to the following types of contracts: (i) contracts not made in the ordinary course of business; (ii) employment contracts which are not terminable by Delta without cost or other liability to Delta upon notice of thirty (30) days or less; (iii) bonus, pension, profit sharing, retirement, deferred compensation, stock purchase, hospitalization, insurance or other plans providing employee benefits; (iv) leases with respect to real or personal property, whether as lessee or lessor; (v) contracts for the use, purchase or sale of goods, materials, supplies, equipment, products or services involving payments in excess of $50,000 under any such contract, which contract is not terminable by Delta without cost or other liability to Delta upon notice of thirty (30) days or less; (vi) promissory notes, loan agreements, installment sales contracts or other documents evidencing or securing an indebtedness or obligation of Delta as debtor or to Delta as creditor, other than trade accounts payable or accrued taxes; (vii) agreements providing for the payment of fees or other compensation, other than compensation to Delta's regular employees and officers; (viii) licenses or royalty agreements under which Delta is entitled to use or has authorized the use of any right, image, trademark, trade name, service mark, patent, know-how or other intangible asset; (ix) contracts involving barter or the exchange of property or goods of Delta for the property or goods of any third party; (x) contracts or agreements establishing joint venture or partnership arrangements or which otherwise involve a sharing of profits or revenues; (xi) franchise agreements or related agreements and marketing letters (whether written or oral) to which Delta is a party or by which Delta is bound; (xii) agreements to provide discounts, rebates and promotional allowances; and (xiii) offers, bids or commitments obligating Delta to enter into any of the above. Except as set forth on SCHEDULE F hereto, no other contract, agreement or commitment of Delta is being transferred to or assumed by the Joint Venture.

                                  Page 27                       Exhibit 10.7

          10.6 NO VIOLATIONS. Delta is not in violation of any applicable ordinance or statute or, to the best of its knowledge, any law or regulation with respect to its use of the Delta Assets.

          10.7 NO LITIGATION. Delta is not a party to any pending or threatened suit, action or legal, administrative, arbitration or other proceeding which might materially and adversely affect the business of the Joint Venture, the Delta Assets or transactions contemplated by this Agreement, nor does Delta know of any facts which are likely, with the passage of time, to give rise to such a suit, action or proceeding.

          10.8 REPRESENTATIONS AND WARRANTIES. No representation or warranty of Delta contained herein or in any exhibit, document, certificate or schedule furnished to Seven-Up, either pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state a material fact necessary to make statements or facts contained therein not misleading.

                                      ARTICLE 11

                              COVENANTS OF THE VENTURERS

          11.1 OFFER OF RE-EMPLOYMENT. As of the Effective Date, the Joint Venture was to offer new employment to all of the employees of Seven-Up and Delta set forth on SCHEDULE G and SCHEDULE H, respectively, on terms and conditions comparable to those under which such employees were employed by Delta and Seven-Up, and all severance costs for the contemplated staff reduction resulting from the creation of the Joint Venture were to be expenses of the Joint Venture.

          11.2 BOTTLING AND CANNING REQUIREMENTS. DBGI shall supply the Joint Venture with its bottling and canning requirements (the "JV Requirements") from the Reserve Plant at the Reserve Plant's Net Cost (as defined below). The transfer charges shall be paid by the Joint Venture in cash promptly upon delivery of the JV Requirements, which transfer charges shall be based on the Net Cost to the Reserve Plant of supplying such bottled and canned goods. For purposes of this Agreement, the term "Net Cost" shall mean the actual cost to the Reserve Plant of supplying the JV Requirements, including a proportionate charge for depreciation and amortization and a proportionate charge for return on invested capital at a rate per annum equal to the Mandatory Loan Rate, but excluding any cost of debt. The Joint Venture shall share in the profits (or losses) of the Reserve Plant, which share shall equal the total profits (or losses) of the Reserve Plant multiplied by a fraction, the numerator of which shall be the total case volume of the JV Requirements supplied by the Reserve Plant and the denominator of which shall be the total case volume of all bottling and canning requirements supplied by the Reserve Plant to all Persons. A determination of the allocation of profits (or losses) of the Reserve Plant shall be made on an annual basis and shall be delivered to the Venturers within fifteen (15) days after the delivery of the financial statements pursuant to Section 6.2(c) hereof. For informational purposes only, the amount of DBGI's invested capital in the Reserve Plant as of December 31, 1991 was $2,934,000. Arthur Andersen & Co., or another accounting firm designated by the Management Committee, shall verify the accuracy of the transfer charges, the Net Costs and

                                  Page 28                       Exhibit 10.7
the profits (or losses) of the Reserve Plant, which verification shall be made in accordance with GAAP, consistently applied, and which verification shall be final and binding on the Venturers. If DBGI should breach the covenants set forth in this Section 11.2 for any reason whatsoever, then DBGI shall use its best efforts immediately to cure such breach and shall be obligated to the Joint Venture for the amount of any and all monetary damages resulting from such breach, including any costs incurred by the Joint Venture to supply its bottling and canning requirements which are in excess of the costs of such supplies had such breach not occurred, and the other provisions of Section 12.6 shall apply. The obligations set forth in this Section 11.2 shall be binding upon any successor(s) to DBGI. The Supply Contract shall be binding upon any Person to which DBGI transfers or assigns the Reserve Plant and on any successor(s) to DBGI.

          11.3 OPINIONS OF COUNSEL. Delta provided Seven-Up with a favorable opinion of its counsel, Briggs and Morgan, P.A., dated the Effective Date of this Agreement, in form reasonably satisfactory to Seven-Up and its counsel. Seven-Up provided Delta with a favorable opinion of its counsel, Jones, Walker, Waechter, Poitevent, Carrere & Denegre, dated the Effective Date of this Agreement, in form reasonably satisfactory to Delta and its counsel.

          11.4 REQUIRED CONSENTS. Delta was to use commercially reasonable efforts to obtain the consent of Pepsi-Cola to the transfer of the Pepsi-Cola franchise and distribution agreements and other Delta Beverage Rights to be transferred to the Joint Venture pursuant to this Agreement.

          11.5  RIGHT OF FIRST REFUSAL.

          (a) Each Venturer, on behalf of itself and its Affiliated Corporations, agrees that it and its Affiliated Corporations will make available to the Joint Venture any opportunity and any information about any opportunity that becomes available to it or any of its Affiliated Corporations to engage in the bottling, manufacture and/or distribution of beverages or the vending of food and/or beverages within all or any portion(s) of the Area and will not pursue any such opportunity or encourage others to pursue such opportunity whether or not the Joint Venture elects to pursue such opportunity; provided, however, that this Section 11.5 shall not be construed to prohibit Poydras from entering into any bona fide third party bottling and/or canning contract either within or outside the Area.

          (b) The parties agree that all rights to the "Agreements in Process," as set forth on SCHEDULE E hereto (other than Quickick), which relate to the territories included within the Area, were contributed by Seven-Up to the Joint Venture.

          11.6 CONSENT OF THE JOINT VENTURE FOR CERTAIN ACTIONS OF DELTA. Delta agreed that it will not take any of the actions set forth in Section
10.1 as requiring the consent and approval of the preferred stockholder without the consent and approval of the Management Committee.

          11.7 PAYMENT OF TRANSFER FEES AND TAXES. The Joint Venture agreed to pay any and all transfer taxes, sales and use taxes or other fees or charges imposed by any

                                  Page 29                       Exhibit 10.7
governmental body for the assumption, assignment or transfer arising from or in connection with the contribution to the Joint Venture by Delta and Seven-Up of the Delta Contributed Assets and the Seven-Up Contributed Assets, respectively.

          11.8 EFFORT; COOPERATION. Delta and Seven-Up used all commercially reasonable efforts, and cooperated with each other and the Joint Venture, to secure all appropriate consents, approvals, authorizations, exemptions and waivers to effect this Agreement, to make and effect all necessary filings and to fulfill all covenants of this Agreement.

                                      ARTICLE 12

                                    MISCELLANEOUS

          12.1 WAIVER OF PARTITION. The parties hereby agree that no Venturer, nor any successor-in-interest to any Venturer shall have the right while this Agreement remains in effect to have the property of the Joint Venture partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the Joint Venture partitioned, and each Venturer, on behalf of itself, its successors, representatives, heirs and assigns, hereby waives any such right. It is the intention of the Venturers that during the term of this Agreement, the rights of the Venturers and their successors-in-interest, as among themselves, shall be governed by the terms of this Agreement, and that the right of any Venturer or its successor-in-interest to assign, transfer, sell or otherwise dispose of its Interest in the Joint Venture shall be subject to the limitations and restrictions of this Agreement.

          12.2 MODIFICATION; WAIVERS. This Agreement may be modified or amended only with the written consent of all Venturers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Venturer or Venturers entitled to enforce such term, but any such waiver shall be effective only if in writing, signed by the Venturer or Venturers against which such waiver is to be asserted. Except as otherwise specifically provided herein, no delay on the part of any Venturer in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Venturer of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

          12.3 ENTIRE AGREEMENT. This Agreement and the documents expressly referred to herein constitute the entire agreement between the Venturers with respect to the subject matter hereof and supersede any prior agreement or understanding among them, whether written or oral.

          12.4 SEVERABILITY. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, illegal or unenforceable, the remainder of this Agreement or the application of such provision to other Persons or circumstances shall not be affected thereby, provided that the parties shall negotiate in good

                                  Page 30                       Exhibit 10.7
faith with respect to an equitable modification of the provision or application thereof held to be invalid.

          12.5 NOTICES. All notices, requests, demands, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if (i) personally delivered to an officer of each Venturer; (ii) sent by facsimile; or (iii) mailed by first class registered or certified mail, return receipt requested, postage paid, addressed as follows:

           IF TO DBGI:

           Delta Beverage Group, Inc.
           2221 Democrat Road
           Memphis, Tennessee  38132
           Facsimile No. 901-344-7197

           ATTENTION: President

           With a copy to:

           Robert C. Pohlad
           Pohlad Companies
           3880 Dain Bosworth Plaza
           60 South Sixth Street
           Minneapolis, Minnesota 55402
           Facsimile No. 612-661-3825

                 -and-

           Briggs and Morgan
           2400 IDS Center
           Minneapolis, Minnesota 55402
           Facsimile No. 612-334-8650

           ATTENTION:  Joel H. Gottesman, Esq.

           IF TO POYDRAS:

           Poydras Street Investors L.L.C.
           c/o James Robert Moffitt
           22nd Floor
           1615 Poydras Street
           New Orleans, Louisiana 70112
           Facsimile No. 504-582-1603

                ATTENTION: President

                                  Page 31                       Exhibit 10.7

           With a copy to:

           John G. Amato, Esq.
           22nd Floor
           1615 Poydras Street
           New Orleans, Louisiana 70112
           Facsimile No. 504-582-1603


           IF TO THE JOINT VENTURE:

           The Pepsi-Cola/Seven-Up Beverage Group of Louisiana
           333 Edwards Avenue
           Harahan, Louisiana  70123
           Facsimile No. 504-733-8280

           ATTENTION:  Managing Venturer

           With a copy to the other Venturers at their address set forth above.

or to such other address as any Venturer or the Joint Venture shall have last designated by notice to the Joint Venture and the other Venturers, as the case may be. Notices mailed in accordance with the foregoing shall be deemed to have been given and made five (5) business days following the date so mailed.

          12.6 REMEDIES. In the event a Venturer breaches its respective representations, warranties or covenants contained in Articles 9, 10 and 11 of this Agreement (the "Breaching Venturer"), such Breaching Venturer shall use its best efforts immediately to cure such breach and shall be obligated to the Joint Venture for the amount of any and all monetary damages resulting from such breach, which obligation shall be evidenced by a promissory note of the Breaching Venturer in favor of the Joint Venture (the "Default Note"), which Default Note shall bear interest, payable monthly from the date of the breach until paid in full, at a rate per annum equal to the Default Loan Rate. The Joint Venture shall offset any and all amounts due and payable by the Defaulting Venturer under the Default Note directly against any and all distributions to which the Defaulting Venturer would otherwise be entitled to receive pursuant to this Agreement. No remedy conferred in this Agreement is intended to be exclusive, and each shall be cumulative and shall be in addition to every other remedy. The election of any one or more remedies shall not constitute a waiver of any other remedy, in damages or equity.

          12.7 GOVERNING LAW. This Agreement shall be governed by the internal laws of the State of Louisiana without regard to principles of conflict of laws.

          12.8 SUCCESSORS AND ASSIGNS. Except as otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the Venturers, and their legal representatives, successors and permitted assigns. This Agreement may not be assigned in whole or in part by any party without the prior written consent of the other parties.

                                  Page 32                       Exhibit 10.7

          12.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall constitute one and the same instrument.

          12.10 HEADINGS. The Article and Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

          12.11 CONSTRUCTION. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Joint Venture. No one, including but not limited to the Venturers or any creditor of the Joint Venture or any of its Venturers, shall have any rights under this Agreement against any Affiliate of any Venturer.

          12.12 PROPERTY RIGHTS. All books, records and accounts maintained for the Joint Venture (including, without limitation, customer lists, supplier lists, inventory records and statistics, marketing reports and all other data whether stored on paper or in electronic or other form) and any contracts or agreements entered into by or on behalf of the Joint Venture shall at all times be the exclusive property of the Joint Venture. All inventory purchased by the Joint Venture and all returns thereof, all property (real or personal or mixed) purchased with Joint Venture funds, and all moneys held or collected for or on behalf of the Joint Venture shall at all times be the exclusive property of the Joint Venture.

          12.13 CONFIDENTIALITY. No Venturer nor any of its Affiliates shall disclose any confidential and proprietary information or trade secrets with respect to the Joint Venture to any Person, except (i) with the prior written consent of the other Venturers; (ii) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction, in which event the party making such disclosure shall so notify the other as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such information; (iii) as part of its normal reporting or review procedure to its parent company, its auditors and its attorneys; provided, however, that such parent company, auditors and attorneys agree to be bound by the provisions of this Section 12.13; (iv) in connection with the enforcement of such Venturer's rights hereunder; or (v) disclosures to an Affiliate of, or professional advisor to, such Venturer in connection with the performance by such Venturer of its obligations hereunder; provided, however, that such Affiliate or professional advisor agrees to be bound by the provisions of this Section 12.13. No Venturer, nor any of its Affiliates, shall use any confidential and proprietary information or trade secrets with respect to the Joint Venture other than for the benefit of the Joint Venture. The obligations of confidentiality imposed by this
Section 12.13 shall survive the termination of this Agreement.

          12.14 FURTHER ACTIONS. Each Venturer shall execute and deliver such other certificates, agreements and documents, and take such other actions, as may reasonably be required in connection with the formation of the Joint Venture, the achievement of its purposes and the carrying out of the intent and purpose of this Agreement.

          12.15 TRADEMARKS AND TRADE NAMES. Except as provided in this Agreement, no Venturer grants any rights under this Agreement to any other party in any trademarks or trade names of such party, or of any of their respective subsidiaries or Affiliates.

                                  Page 33                       Exhibit 10.7

          12.16 FORCE MAJEURE. It is agreed that each of the parties hereto is excused from performing such acts as are required hereunder as may be prevented by or whose purpose is frustrated by Force Majeure. The Venturer so affected shall give notice to the Joint Venture and the other Venturer in writing promptly and thereupon shall be excused from such of its obligations as it is unable to perform on account of the Force Majeure throughout the duration thereof plus a period of thirty (30) days.

          12.17 ARBITRATION.

          (a) All disputes arising among the Venturers under this Agreement, including all disputes relating to matters requiring the approval of the Management Committee (whether related to legal, contractual, business, management, financial, technical, operational or other issues) shall be resolved by arbitration under this Section 12.17. The parties do not intend that any matters relating to fraud or misrepresentation be subject to arbitration hereunder. Any Venturer desiring arbitration shall deliver notice to the other Venturers and in such notice shall (i) specify in detail those matters (the "Disputed Matters") as to which such Venturer disagrees, such Venturer's position with respect to the Disputed Matters and the basis for such Venturer's disagreement; and (ii) appoint as an arbitrator a disinterested person of recognized competence in the area at issue. Within 15 days thereafter, each other Venturer shall, by notice to the originating Venturer, (i) specify in detail such Venturer's position with respect to the Disputed Matters and the basis for such Venturer's disagreement; and (ii) appoint another person similarly qualified as the additional arbitrator. Within 15 days thereafter, the arbitrators thus appointed shall appoint another person similarly qualified as an additional arbitrator, and all such arbitrators shall be directed to resolve such Disputed Matters within 30 days, unless the arbitrators in good faith determine that such deadline is impracticable.

          (b) Notwithstanding the provisions of Section 12.17(a), (i) if the additional arbitrators shall not have been appointed as aforesaid, the first arbitrator shall determine such matter; and (ii) if the arbitrators appointed by the Venturers shall be unable to agree upon the appointment of another arbitrator within 15 days after the appointment of the lastly appointed arbitrator, they shall give written notice of such failure to agree to the Venturers, and, if the Venturers fail to agree upon the selection to such other arbitrator within 15 days thereafter, then within 10 days thereafter, any of the Venturers upon written notice to other Venturers may apply for such appointment to the Louisiana trial court.

          (c) Any such arbitration shall be conducted in accordance with the commercial Arbitration Rules (the "Rules") of the American Arbitration Association ("AAA") to the fullest extent such Rules are permitted by, and to the fullest extent not inconsistent with, applicable law (including without limitation, law in Louisiana regarding arbitration) and the rules set forth below, which shall be controlling to the extent they differ from the AAA Rules.

          (d) The arbitrators shall resolve any Disputed Matters by adopting the position with respect thereto of one of the Venturers, and unless otherwise agreed by the Venturers, the arbitrators shall have no authority to adopt any other resolution of such Disputed Matters. The determination of the majority of the arbitrators or the sole arbitrator, as the

                                  Page 34                       Exhibit 10.7
case may be, shall, to the extent permitted by law, be conclusive and binding upon the Venturers. The arbitrator or arbitrators shall give notice to the Venturers stating their determination, and shall furnish to each a copy of such determination signed by them. In the event of the failure, refusal or inability of any arbitrator to act, a new arbitrator shall be appointed in his or her stead, which appointment shall be made in the same manner as hereinbefore provided for the appointment of the arbitrator so failing, refusing or unable to act.

          (e) Venturers shall be entitled to present evidence and arguments to the arbitrators. Each Venturer hereby authorizes the arbitrators (i) to order such discovery (including third-party discovery) as the arbitrators determine to be reasonable under the circumstances; (ii) to impose reasonable schedules and deadlines to ensure that discovery is conducted and concluded on a timely basis; (iii) to impose sanctions on any Venturer for abuse or delay of discovery; and (iv) to apply such rules of evidence as the arbitrators in their discretion may determine.

          (f) Any Venturer may elect, by notice to the other Venturers and the arbitrators, to have the arbitration conducted on an expedited basis. In such event, the Venturers hereby agree that the arbitrators shall be authorized to expedite the proceedings by all reasonable means consistent with a fair hearing of the dispute. Such means may include the imposition of accelerated discovery and hearing schedules, requiring submissions within abbreviated time periods and imposing limits on numbers of witnesses and the length of hearings.

          (g) Each Venturer agrees to comply with any order or request of the arbitrators delivered pursuant to this Section 12.17.

          (h) Each Venturer will compensate the arbitrator selected by it, and the fees of the arbitrator appointed by the other arbitrators and the expenses of the proceeding will be shared equally by the Venturers.

          (i) Subject to Section 12.17(h), each Venturer shall bear its own expenses, including attorneys' fees, in connection with any arbitration proceedings hereunder. No Venturer in any such arbitration, or in any action, trial or appeal thereon, shall be entitled to attorneys' fees or court, arbitration or other costs incurred, unless otherwise decreed by the court or arbitrators in the same or a separate suit.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                      DELTA BEVERAGE GROUP, INC.


                                   By: /s/ John F. Bierbaum
                                      -------------------------------------
                                    Its: Vice President
                                        -----------------------------------

                                  Page 35                       Exhibit 10.7

                                   POYDRAS STREET INVESTORS L.L.C.

                                   By: /s/ illegible
                                      ---------------------------------------
                                    Its: Vice President, Secretary, Treasurer
                                        -------------------------------------


                                  Page 36                       Exhibit 10.7

                                      EXHIBIT A

                           24 PARISH GEOGRAPHIC AREA AROUND
                        NEW ORLEANS AND BATON ROUGE, LOUISIANA

1.        ASCENSION
2.        ASSUMPTION
3.        EAST BATON ROUGE
4.        EAST FELICIANA
5.        IBERVILLE
6.        JEFFERSON
7.        LAFOURCHE
8.        LIVINGSTON
9.        ORLEANS
10.       PLAQUEMINES
11.       POINT COUPEE
12.       ST. BERNARD
13.       ST. CHARLES
14.       ST. HELENA
15.       ST. JAMES
16.       ST. JOHN THE BAPTIST
17.       ST. MARTIN
18.       ST. MARY
19.       ST. TAMMANY
20.       TANGIPAHOA
21.       TERREBONNE
22.       WASHINGTON
23.       WEST BATON ROUGE
24.       WEST FELICIANA

                                                             Exhibit 10.7

                                      EXHIBIT B

                                  EXCLUDED PRODUCTS

      SEVEN-UP

1.    Products of Royal Crown Cola Co.:
            RC Cola
            Diet RC Cola
            Diet Rite

2.    Products of Tetley, Inc.
            Tetley Tea

3.    Products of Premium Beverages, a Division of The Seagram Beverage Company
            Seagram's Ginger Ale
            Club Soda
            Tonic Water
            Seltzer Water

4.    Products of Snapple Beverage Corporation
            Snapple Natural Soda
            Snapple Natural Drink
            Snapple Ice Teas
            Snapple Isotonic Beverages

5.    Products of QK Corporation
            Quickick



      DELTA

1.    Certain Product of Pepsi-Cola Company
                Mug Root Beer

                                                            Exhibit 10.7

                                      SCHEDULE A

                       DELTA CONTRIBUTED ASSETS AND LIABILITIES

ASSETS

          Property, Plant and Equipment:
                Warehouse Equipment
                      Pallets
                      Bottles and Shells
                      CO2 Cylinders
                      Forklifts
                      Transfer Tanks
                      Machinery and Equipment
                Autos and Trucks
                Marketing Equipment
                      Vending Machines
                      Fountain Equipment
                      Visa Coolers
                      Signage
                      Racks and Shelving
                Office Equipment
                      Computer Equipment
                      Copy Machines
                      Typewriters, Adding Machines, Etc.
                      Communication Equipment
                Office Furniture and Fixtures
                Utility Deposit

          Franchises/Distribution Agreements With:
                Pepsi Cola (except Mug Rootbeer)1
                Canada Dry
                Del Monte (Hawaiian Punch)
                Dr. Pepper (Nautilus)
                Monarch (Nugrape, Nesbitt's)
                Squirt (Squirt)
                Yoo Hoo (Yoo Hoo)

LIABILITIES

          Current liabilities:


----------------------
    1 Non-transferable asset to be held in trust by Delta for the benefit of the Joint Venture.


                                                            Exhibit 10.7

                Capitalized Ford Motor Lease Payments2


----------------------
    2 To be contributed to and assumed by the Joint Venture only to the extent that such liability relates to the vehicles in the Area which have been contributed to the Joint Venture.

                                                         Exhibit 10.7

SCHEDULE A1

                       ASSETS AND LIABILITIES RETAINED BY DBGI

ASSETS

          Current Assets:
                Cash
                Trade Accounts Receivable
                Receivables - CMA's, Radio, Other DBGI
                Inter-Company Receivables
                Raw Material Inventories (CO2)
                Finished Goods Inventories/Full Service Inventories
                Other Inventories
                      Fuel
                Prepaid Expenses

          Property, Plant and Equipment:
                Thibodaux Facility - Land and Buildings
                Reserve Plant - Land, Buildings and Equipment

          Franchises/Distribution Agreement With:
                Pepsi-Cola (For Mug Rootbeer Only)

LIABILITIES

          Current Liabilities:
                Trade Accounts Payable
                CMA's Payable, TV, Radio
                Full Service Payable
                Accrued Payroll and Payroll Taxes
                Accrued Retirement Plan
                Reserves for Insurance Claims
                Accrued Property Taxes
                Accrued Franchise Taxes
                Accrued Crown Taxes
                Accrued Other Taxes

                                                              Exhibit 10.7

                                      SCHEDULE B

                     SEVEN-UP CONTRIBUTED ASSETS AND LIABILITIES

ASSETS
          Current Assets:
                Accounts Receivable From Franchisors For Audubon
                  Contract
                Other Inventories:
                      Fleet Parts and Supplies
                      Vending Parts and Supplies
                      Marketing/Promotional Supplies

          Property, Plant and Equipment:
                Warehouse and Production Equipment
                      Forklifts
                      2 Liter Castle Crates
                      Pallets
                      Transfer Tanks - 5 Gallon
                      CO2 Cylinders
                Autos and Trucks
                Tractors and Trailers
                Marketing Equipment
                      Vending Machines
                      Fountain Equipment
                      Visa Coolers/Product Storage Units
                      Signage, Menu Boards, Etc.
                      Point of Sale Materials For Contributed
                        Products
                      Product Racks, Barrels, Etc.
                Office Equipment
                      Copy Machines
                      Typewriters, Adding Machines, Etc.
                Office Furniture and Fixtures

          Franchise/Distribution Agreements With:
                A&W Beverages, Inc..
                Big Red, Inc.
                Crush U.S.A. (Cadbury Beverages, Inc.)
                Delaware Punch Company
                Pure Beverage Partners (Clearly Canadian)
                The Seven-Up Company

----------------
     * The Joint Venture has entered into a new distribution agreement with Pure Beverage Parnters, therefore, the existing agreement with Seven-Up will be cancelled and will not be assigned to the Joint Venture.

                                                              Exhibit 10.7

LIABILITIES
      Current Liabilities:
            Customer CO2 Cylinder Deposits
            Payable to the Audubon Institute

                                                              Exhibit 10.7

                           SCHEDULE B1

           ASSETS AND LIABILITIES RETAINED BY SEVEN-UP

ASSETS

      Current Assets:
            Cash
            Trade Accounts Receivable
            Accounts Receivable - Franchisors - Except Audubon
            Receivable from Beverage Coop
            Raw Material Inventories
            Full Product/Finished Goods Inventories
            Other Inventories
                  Production Parts and Supplies
            Prepaid Insurance and Expenses
            Deposits

      Property, Plant and Equipment:
            New Orleans Facility - Land and Buildings
            Baton Rouge Facility - Land and Buildings
            Houma Facility - Land and Buildings
            Covington Facility - Land and Buildings
            Warehouse and Production Equipment
                  Plastic Bottling Line
                  Glass Bottling Line
                  Premix/Postmix Line
                  Lab Equipment
            Twelve (12) Owned Trucks
            Marketing Equipment
                  Point of Sale Materials For Products Not
                    Contributed
            Office Equipment
                  Computer Equipment
                  Communication Equipment

      Franchise/Distribution Agreements With:
            Royal Crown Cola Co.
            Snapple Beverage Corp.
            Tetley, Inc.
            The Seagram Beverage Company
            QK Corporation (Quickick)

LIABILITIES

      Current Liabilities:
            Trade Accounts Payable

                                                             Exhibit 10.7

            Accrued Payroll and Payroll Taxes
            Reserves for Insurance Claims
            Accrued Interest Expense on Debt
            Notes Payable to Shareholders
            Current Maturities of Long Term Debt

      Long Term Debt:
            Notes Payable to Whitney Bank
            Subordinated Debt to Shareholders
            IBM Credit Corporation - Lease Obligation

                                  Page 2                     Exhibit 10.7

                            SCHEDULE C

            EXCEPTIONS TO MARKETABLE TITLE OF SEVEN-UP

SEVEN-UP:

      The Contributed Seven-Up Assets are subject to the following encumbrances, liens, charges, liabilities and other obligations:

      1. Whitney National Bank holds a security interest in all of Seven-Up's movable property, including, without limitation:

            (a) All of Seven-Up's equipment, motor vehicles, inventory, accounts, chattel paper, documents, instruments, and general intangibles;

            (b) All property of Seven-Up of every nature or kind whatsoever owned by Seven-Up, or in which Seven-Up has an interest, that has been deposited since October 16, 1990 with, in the possession of, under the control of or held by Whitney National Bank in definitive form, book entry form, or in safekeeping or custodial accounts, including, without limitation, deposit accounts, money, funds on deposit in checking, savings, custodial and other accounts, instruments, negotiable instruments, certificates of deposit, commercial paper, stocks, bonds, treasury bills and other securities, documents, documents of title, and chattel paper; and

            (c) All substitutions and replacements for, rents, increases, profits, proceeds, products and goods acquired with cash proceeds, of each of the items listed in (a) and (b) above, including, without limitation, proceeds of insurance policies insuring the items listed in
      (a) and (b) above.

      This security interest was created pursuant to four separate security agreements, each dated October 16, 1990, in favor of Whitney National Bank. The first such agreement was executed by Optique International, Inc. (the "Optique Security Agreement"), the second was executed by Zetz Seven-Up Bottling Co., Inc. (the "Zetz Security Agreement"), the third was executed by Beacon Realty & Investment Co., Inc. (the "Beacon Security Agreement"), and the fourth was executed by Pressmont Realty Corporation (the "Pressmont Security Agreement").

      Seven-Up, as the successor to Zetz, Beacon and Pressmont, by way of merger, and as a continuation of Optique by way of a name change, is responsible for the obligations of the debtors under each of the above-listed agreements.

      The franchise agreements contributed to the Joint Venture by Seven-Up are specifically excluded from the security interest of Whitney National Bank, and Seven-Up

                                  Page 1                    Exhibit 10.7
hereby agrees to obtain a release of the security interest of Whitney National Bank with respect to all Seven-Up Contributed Assets.

      2. A review of all vehicle titles covering vehicles owned by Seven-Up may reveal that one or more of these vehicles is subject to a recorded lien in favor of some party other than Whitney National Bank. All vehicles owned by Seven-Up should be subject to a security interest in favor of Whitney National Bank. Seven-Up hereby agrees to obtain a release of any and all such liens, including the Whitney security interest with respect to all vehicles included among the Seven-Up Contributed Assets, other than liens of the lessor of such vehicles.

      3. The various franchise/distribution/license agreements included among the Seven-Up Contributed Assets are subject to the following restrictions:

            (a) The A & W BEVERAGES, INC. BOTTLING AGREEMENT WITH OPTIQUE INTERNATIONAL, INC. contains an anti-assignment provision Section 14.1 of the Agreement provides that it may be terminated by A&W in the event of any substantial change in the ownership of the bottler (Optique) without A&W's express written consent. Section 14.2 further states that A&W shall not, without its express written consent, be bound by any attempted sale, assignment, transfer, conveyance or encumbrance, by law or otherwise, of any of the Bottler's rights or interests hereunder. Seven-Up has obtained the required consent.

            (b)   The A & W BRANDS, INC. BOTTLER CONTRACT - RETAIL COUNTRY
TIME LEMONADE FLAVOR DRINK also limits Seven-Up's rights to assign the
contract.   Section 19.1 provides that the Company (A&W Brands) may terminate this Contract if it determines in good faith that changes in the ownership of Bottler or changes in any person or persons having legal or effective control of Bottler are likely to affect Company or its business adversely. Section
22.1 further provides that Bottler may not assign, transfer or encumber this contract, or its performance (voluntarily or by operation of law), in whole or in part, without Company's prior written consent in each particular instance. Seven-Up has obtained the required consent.

            (c) Article IV of the PURE BEVERAGE PARTNERS SUB-DISTRIBUTOR AGREEMENT provides that title to Products for which payment has not been received, with a right of repossession for default, shall remain in the Distributor until the full purchase price for such products shall have been paid in cash. The Distributor may require the Sub-Distributor to execute and deliver to the Distributor security agreements, financing statements and such other documents as may be required by the Distributor, on forms acceptable to the Distributor, covering Products on which credit has been or will be extended by Distributor to the Sub-Distributor under this and including Agreement. A new subdistributor agreement has been entered into by and between the Joint Venture and Pure Beverage Partners, therefore, this subdistributor agreement will not be assigned to the Joint Venture and any obligations of Seven-Up under this subdistributor agreement shall not be assumed by the Joint Venture, but shall remain the obligations of Seven-Up.

            (d) Article XX(2) of the PURE BEVERAGE PARTNERS SUB-DISTRIBUTOR AGREEMENT provides that the Sub-Distributor shall not, directly or indirectly, sell, assign,

                                  Page 2                    Exhibit 10.7
transfer, convey, pledge, mortgage, charge, grant any security interest or encumber any other interest in this Agreement or the rights granted to Sub-Distributor hereunder, without the Distributor's prior written consent, which consent may be withheld by the Distributor in its sole discretion. If the Sub-Distributor is a corporation or a partnership, any sale or transfer of more than 50% of the ownership of the Sub-Distributor shall be deemed a sale, assignment or transfer of this Agreement. Any such purported action, whether occurring by operation of law or otherwise, without the Distributor's prior written consent, shall be deemed a material default hereunder and shall entitle the Distributor to immediately terminate this Agreement. A new subdistributor agreement has been entered into by and between the Joint Venture and Pure Beverage Partners, therefore, this subdistributor agreement shall not be assigned to the Joint Venture.

            (e) Article V of the DELAWARE PUNCH LICENSE AGREEMENT prohibits Seven-Up from assigning any right or privilege under the Agreement without the prior written consent of the Delaware Punch Company. Article VI further states that the Agreement will terminate if Seven-Up attempts to dispose of the rights and privileges granted under the Agreement without the prior written consent of the Delaware Punch Company. Seven-Up has obtained the required consent.

            (f) Section 18 of the BIG RED, INC. BOTTLER'S LICENSE AGREEMENT provides that Licensee shall not assign or encumber this License Agreement, in whole or in part, without the prior written consent of Licensor. In addition, Licensor may terminate this Agreement upon ten (10) days written notice in the event of any sale, transfer or other disposition of more than 10% of the outstanding stock or other evidence of ownership of Licensee or Licensee's parent corporation in the event Licensee is a subsidiary.
Seven-Up has obtained the required consent.

            (g) Article V, Section 2(a) of the CRUSH LICENSE AGREEMENT provides that Bottler shall not, without the prior written consent of Company, sell, assign, mortgage, pledge or transfer in any manner whatsoever the rights and privileges herein granted, and neither this License nor any interest therein may be transferred by operation of law. Any such transfer shall be void. Article V, Section 2(b) provides that Bottler shall not, without the prior written consent of Company, sell, transfer, assign or otherwise dispose of any part of its interest in the business which at the time of such disposition as aforesaid is manufacturing, packaging and selling CRUSH soft drink, whether such business is conducted in the form of a proprietorship, partnership or corporation. Article V, Section 2(c) provides that for purposes of this Article, if Bottler is organized in the form of a corporation, a sale, transfer, assignment or other disposition of an actual controlling interest in the shares of stock of such corporation shall be considered a sale, transfer, assignment or other disposition by Bottler of its interest in the business. Article V, Section 3 provides that if the Company consents to transfer as provided in that Article, the Company may, in its sole discretion, require the successor to enter into a new License, which may differ from the original License. The necessary consents have been obtained from CRUSH.

            (h) Section 6.2 of the CRUSH FOUNTAIN SYRUP PRODUCER AGREEMENT provides that the Producer shall not transfer or assign this Agreement or any part hereof or any of


                                  Page 3                    Exhibit 10.7
the rights and obligations hereunder without the prior written consent of Company. The necessary consents have been obtained from CRUSH.

            (i)   SEVEN-UP FRANCHISE AGREEMENT

                  (i) Section F(17) provides that Franchisee agrees to not sell, transfer, assign, license, lease, pledge, mortgage, hypothecate or otherwise transfer this Agreement, or any portion hereof, or any rights granted to the Franchisee hereunder, or permit such transfer to be effected by operation of law when it could be presented by Franchisee, without the prior written consent of Company. Seven-Up has obtained the required consent.

                  (ii) Section I(2) provides that if Franchisee is other than a natural person, any sale, transfer or other disposition of the stock, shares of interest or other evidence of ownership of Franchisee or Franchisee's parent, affiliate or other related organization, which results directly or indirectly in the change of effective control of the Franchisee, without Franchisee furnishing prior written notice thereof to Company and obtaining the prior written consent of the Company, gives the Company the right to terminate this Agreement.

            (j) The drafts of Seven-Up's Distributor Agreements with Mountain Valley and Quibell contain anti-assignment provisions and provisions granting each company a security interest in goods purchased from such company.

            (k) Seven-Up is currently negotiating distributor agreements with Mountain Valley Spring Company, Quibell Corporation, California CoPackers Association, Hansen Beverage Company, Great Water of France, Inc. and Naya Canadian Water. All such agreements will probably contain anti-assignment provisions, and some or all will grant security interests or rights of repossession to the respective supplier companies, which security interests and rights of repossession are intended to attach to any units of Seven-Up's inventory received from such suppliers on credit. It is hereby agreed and acknowledged by the Venturers that these negotiations will be continued by the Joint Venture and any such agreements will be entered into by the Joint Venture, not Seven-Up.

      4. Any movable property of Seven-Up located on immovable property leased from a third party may be subject to a lessor's lien or privilege in favor of that party. In particular, all movable property of Seven-Up located on that certain lease by and between John L. Tyler and Jill A. Tyler, as lessors, and Zetz Seven-Up Bottling Co., Inc. dated September 27, 1989 and registered in COB 973, folio 9726, East Baton Rouge Parish, Louisiana, is potentially subject to a lessor's lien or privilege in favor of John L. Tyler and Jill A. Tyler.

      5. Seven-Up's leasehold interest in (a) one 1991 Navistar 4900 cab and chassis delivery truck, (b) forty-nine 1992 Navistar 2900 cab and chassis delivery trucks, (c) one 1988 IHC 1954 cab and chassis with 20' body and lift gate, and (d) one 1987 IHC Tandem Axle Tractor are all subject to the terms of various leases with Ryder Truck Rental, Inc. ("Ryder") and to Ryder's rights thereunder.

                                  Page 4                    Exhibit 10.7

      6. Seven-Up's leasehold interests in (a) five 1991 Ford Taurus L4D automobiles, (b) eight 1992 Ford Taurus L4D automobiles, (c) one 1992 Pontiac Bonn SE4 automobile and (d) three 1992 Ford Ranger 4X2 automobiles are all subject to the terms and conditions of applicable leases with Enterprise Leasing Company ("Enterprise") and to Enterprise's rights thereunder.

      7. Seven-Up's rights under its Purchase Contract with Liberty Glass Co. ("Liberty") are subject to Liberty's rights thereunder.

      8. One Savin 7500 copy machine is subject to a security interest in favor of Mid South National Bank.

      9. Seven-Up's rights under that certain Agreement between The Audubon Institute and Seven-Up dated August 21, 1991 cannot be assigned without the prior written consent of The Audubon Institute.

      10. Seven-Up's rights under that certain Agreement between Cintas and Seven-Up are subject to Cintas' rights thereunder.

      11. Any movable property of Seven-Up which has become permanently affixed to or a component part of immovable property belonging to another party may have become subject to the rights of that party or that party's creditors.

      12. To the extent that the Seven-Up Contributed Assets consist of leased movables, such leased movables shall be subject to the rights of the lessors under the relevant leases.

                                  Page 5                    Exhibit 10.7

                            SCHEDULE D

             EXCEPTIONS TO MARKETABLE TITLE OF DELTA

DELTA:

      The Delta Contributed Assets are subject to the following encumbrances, liens, charges, liabilities and other obligations:

      1. The franchise agreements included among the Delta Contributed Assets are subject to various restrictions as to transfer of ownership and/or control without prior approval of the franchise company. Delta has obtained the required consents.

      2.    The Ford Motor Credit Company has a security interest in seven
(7) cars and thirty-eight (38) light trucks included among the Delta Contributed Assets. These vehicles were financed through capital leases with payment amounts that vary by year and type of vehicle and terms expiring from 1993 to 1996.

      3. Any movable property of Delta which has become permanently affixed to or a component part of immovable property belonging to another party may have become subject to the rights of that party or that party's creditors.

      4. Any movable property of Delta located on immovable property leased from a third party may be subject to a lessor's lien or privilege in favor of that party.

      5. To the extent that the Delta Contributed Assets consist of leased movables, such leased movables shall be subject to the rights of the lessors under the relevant leases.

                                                           Exhibit 10.7

                             SCHEDULE E

                      CONTRACTS OF SEVEN-UP

1.    TRUCK LEASE AND SERVICE AGREEMENT - RYDER TRUCK RENTAL, INC.

Eight Year Term (48 began in June/July 1991 and 2 in June 1992):
One (1) delivery truck - 1991 Navistar 4900 Cab & Chassis
Forty-Nine (49) delivery trucks - 1992 Navistar 4900 Cab & Chassis.

Four and One-half Year Term (May 1991):
One (1) 1988 IHC 1954 Cab & Chassis with 20' Body and Liftgate.

Three Year Term (March 1992):
One (1) 1987 IHC Tandem Axle Tractor
Fixed monthly rate of $40,742
Variable monthly rate based upon established mileage rates
Plus applicable sales taxes.

2.    ENTERPRISE LEASING COMPANY

Master Terms and Conditions Agreement dated May 1, 1991

Seventeen (17) Motor Vehicle Equity Lease Agreements for:
      Five (5) 1991 Ford Taurus L4D - May, 1991
      Eight (8) 1992 Ford Taurus L4D - May, 1992
      One (1) 1992 Pontiac Bonn SE4 - April, 1992
      Three (3) 1992 Ford Rangers 4X2 - May, 1992

Total monthly lease payment for above is $6,915.08/month

3.    LIBERTY GLASS COMPANY

Purchase Commitment on 10 oz., 16 oz., and 20 oz. non-returnable glass - Single Service Mod. Full Height Tray Delivered

January 1, 1992 to December 31, 1993

4.    PROPERTY LEASE - BATON ROUGE - JOHN L. TYLER

Lease for empty lot adjacent to our owned Baton Rouge Facility. Lease expires on October 1, 1992 and rent is $400/month. There is some question as to whether this property is even necessary for current operations.

5.    CINTAS - EMPLOYEE UNIFORM LEASE

                                  Page 1                    Exhibit 10.7

Three year agreement for the lease of employee uniforms for sales and delivery personnel beginning January, 1992.

6.    MID-SOUTH NATIONAL BANK

Financing of Savin 7500 Copy Machine - 36 payments at $436.31/month with next payment (payment # 15) due October 16, 1992.

7.    THE AUDUBON INSTITUTE

Twenty (20) quarterly payments of $56,250.00 for a total commitment of $1,125,000 over five years for product distribution, advertising and promotion rights.

Commitments to participate in such payments in the aggregate amount of $687,500 have been committed by Seven-Up Company ($62,500/year), Crush ($50,000/year), and A & W Brands ($25,000/year).

8.    CUSTOMER MARKETING AGREEMENTS

9.    CURRENT PROMOTIONAL CALENDAR

10.   CURRENT PROMOTIONAL FACT SHEETS

11.   FRANCHISE/DISTRIBUTION CONTRACTS CONTRIBUTED



COMPANY                               AREA                   PRODUCTS
--------                              ----                   --------
Big Red, Inc.                         23 parish area 22 +    Big Red
                                      St. Mary

Delaware Punch Company                22 parish area         Delaware Punch

Crush U.S.A., A Division of Cadbury   23 parish area 22 +    Crush Orange, Diet Orange,
Beverages Inc.                        St. Mary               Grape, Pineapple, Strawberry
                                                             Peach, and Tropical Punch


A&W Beverages, Inc.                   23 parish area 22 +    A&W Root Beer, Diet A&W
                                      part of St. Martin     Root Beer, A&W Cream Soda,
                                                             A&W Diet Cream Soda

A&W Beverages, Inc.                   24 parish area 22 +    Country Time Lemonade
                                      part of St. Martin &
                                      St. Mary

The Seven-Up Company                  22 parish area         Seven-Up, Diet Seven-Up,
                                                             Cherry Seven Up, Diet Cherry
                                                             Seven-UP

                                  Page 2                    Exhibit 10.7


Pure Beverage Partners               23 parish area 22 +     Clearly Canadian flavored
                                     St. Mary                mineral water beverage products



12.   AGREEMENTS IN PROCESS CONTRIBUTED

      a. Naya Canadian Water (Currently distributing product - since November 1991)

      b.    Quibell Corporation

      c.    Hansen Beverage Company

      d.    Mountain Valley Spring Company

      e.    California CoPackers Association

      f.    Great Water of France, Inc.

                                  Page 3                    Exhibit 10.7

                            SCHEDULE F

                        CONTRACTS OF DELTA

1.    FRANCHISE/DISTRIBUTION CONTRACTS CONTRIBUTED


COMPANY                           AREA                PRODUCTS
-------                           ----                --------
PEPSI-COLA*                   22 PARISHES         ALL PEPSI PRODUCTS
                                                  EXCEPT MUG ROOT BEER

CANADA DRY                    22 PARISHES         CANADA DRY
                                                  TOTAL LINE

DEL MONTE                     22 PARISHES         HAWAIIAN PUNCH

DR PEPPER                     22 PARISHES         NAUTILUS

MONARCH                       22 PARISHES         NUGRAPE,
                                                  NESBITT'S

SQUIRT                        22 PARISHES         SQUIRT

YOO-HOO                       22 PARISHES         YOO-HOO


2.   TRUCK AND AUTOMOBILE LEASE AGREEMENT - FORD MOTOR CREDIT

     4 year term (Began 6/89) (12) 1989 Ranger

     3 year term (Began 5/90) (1) 1990 Taurus, (4) Tempo

     3 year term (Began 4/92) (2) 1991 Taurus

     4 year term (Began 4/92) (2) 1992 Van, (24) 1992 Ranger

----------------
      *Pepsi-Cola Company and DBGI have entered into certain marketing agreements pursuant to the franchise/distribution agreements. Agreement to be held in trust by Delta for the benefit of the Joint Venture.

     **Consent to transfer required. Delta has obtained requried consents.

                                  Page 1                    Exhibit 10.7

3.   NEW ORLEANS FACILITY LEASE**

     Payable to Glenna Tanner
     Expires 9/30/93
     Monthly Rent - $15,000.00

4.   BATON ROUGE FACILITY LEASE**

     Payable to Nevada Connector Corp.
     Expires 6/30/97
     Monthly Rent   $6873.63 through 2/28/94
                    $7543.70 3/1/94 - 6/30/97


5.   NEW ORLEANS, LOUISIANA SAINTS BOX RENTAL

     Payable to New Orleans, Louisiana Saints
     Term 7/1/89 through 6/30/94
     Escalating annual rent to range between $32,100 and $42,100

6.   CUSTOMER MARKETING AGREEMENTS

7. UNION CONTRACT WITH GENERAL TRUCK DRIVERS, CHAUFFEURS, WAREHOUSEMEN AND HELPERS, LOCAL 270

                                  Page 2                    Exhibit 10.7

                            SCHEDULE G

                      EMPLOYEES OF SEVEN-UP

                                                           Exhibit 10.7

                            SCHEDULE H

                        EMPLOYEES OF DELTA

     Subject to normal turnover and new hires from August 12, 1992 to the date hereof.

                                                           Exhibit 10.7

                 POYDRAS STREET INVESTORS L.L.C.
                           [letterhead]


                          April 5, 1995


Delta Beverage Group, Inc.
3880 Dain Bosworth Plaza
Sixty South Sixth Street
Minneapolis, MN  55402

Gentlemen:

     This letter is to set forth our agreements respecting the proposed acquisition of the Miller Brands assets and distributorship ("Miller Assets") by the Pepsi-Cola/Seven Up Beverage Group of Louisiana (the "Joint Venture"):

1) The Joint Venture's acquisition of the Miller Assets pursuant to the Purchase Agreement in substantially the form furnished to us is approved.

2) The Joint Venture will finance purchase of the Miller Assets pursuant to a bridge loan from First Chicago to Delta Beverage Group, Inc. ("Delta") and be reloaned to the Joint Venture; however, the loan terms will be modified or the loan replaced so that distributions to the Joint Venturers will be allowed on a reasonable basis. If a satisfactory loan at the Joint Venture level cannot be obtained and if Poydras Street Investors L.L.C. ("PSI") requests, the Joint Venturers will loan their proportionate shares of this financing to the Joint Venture with repayment made to the Joint Venturers who will satisfy their own financing requirements.

3)   The Joint Venture Agreement will be modified as follows:

     a)   the right of Delta to a Priority Profit Interest contained in
          Section 3.10 is deleted in its entirety except that the Carryover Amount as of March 31, 1995 shall continue, will not be paid on a current basis but will be taken into account under Section 7.3 on any sale;

     b)   Delta's Call right for PSI's interest in the Joint Venture under
          Section 7.3 shall be exercisable only after December 31, 1999 instead of September, 1997; however, PSI will be permitted to defer closing to January, 2001 for an earlier Call with the values of PSI's interest established as of the earlier Call time and an adjustment for interest less distributions for the closing deferral period;

     c) PSI's right to Put its interest in the Joint Venture to Delta contained in Section 7.3 is eliminated;

                                                           Exhibit 10.7

     d)   the Sharing Percentages of PSI and Delta are modified to be as follows:
          Delta     62%
                                                       PSI  38%

     e) corresponding changes will be made in the Joint Venture Agreement to reflect the new Sharing Percentages, including those respecting Mandatory Loans and the existing loans from Delta and PSI will be increased and decreased accordingly.

     Further, we agree that in the event that Delta should exercise its Call option and require financing for such purchase, that PSI would consider in good faith and endeavor to have its lenders approve the purchase on an installment basis which would depend upon Delta's credit and other factors to be determined at the time.

                                                           Exhibit 10.7

                                        POYDRAS STREET INVESTORS L.L.C.

                                        By:  /S/ JOHN G. AMATO
                                             ---------------------------
                                                 John G. Amato
                                                 President and Manager

                                        By  /s/ James R. Moffett
                                             ---------------------------
                                                James R. Moffett

ACCEPTED AND AGREED TO

DELTA BEVERAGE GROUP, INC.

By  /s/ Robert C. Pohlad
    -----------------------
        Robert C. Pohlad
        Chief Executive Officer

By  /s/ John F. Bierbaum
    -----------------------
        John F. Bierbaum

                                                           Exhibit 10.7